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                               HELEN OF TROY L.P.
                        HELEN OF TROY TEXAS CORPORATION
                        HELEN OF TROY LIMITED (BERMUDA)
                        HELEN OF TROY LIMITED (BARBADOS)
                        HELEN OF TROY NEVADA CORPORATION
                                HOT NEVADA INC.

 $40,000,000 7.01% Guaranteed Senior Notes, Series 1996-A, due January 5, 2008
                  $40,000,000 Guaranteed Senior Note Facility

                              ____________________

                      AMENDED AND RESTATED NOTE PURCHASE,
                      GUARANTY AND MASTER SHELF AGREEMENT

                              ____________________


                         Dated as of December 31, 1996


Note:    This Agreement contains confidentiality
         obligations (Section 22) and restrictions on transfer (Section 15.3).





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
                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
1.       AUTHORIZATION OF ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1.    Authorization of Issue of Series 1996-A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2.    Authorization of Issue of Shelf Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

2.       ASSUMPTION; EXCHANGE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.1.    Assumption of Original Note Agreement and Original Notes . . . . . . . . . . . . . . . . . . . . . . . 3
         2.2.    Exchange of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

3.       PURCHASE AND SALE OF SHELF NOTES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.1.    Facility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.2.    Issuance Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.3.    Periodic Spread Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.4.    Request for Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.5.    Rate Quotes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.6.    Acceptance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.7.    Market Disruption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.8.    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.9.    Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

4.       CONDITIONS TO INITIAL CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         4.1.    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2.    Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3.    Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.4.    Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.5.    Exchange Permitted By Applicable Law, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.6.    Payment of Special Counsel Fees, Structuring Fee and Accrued Interest  . . . . . . . . . . . . . . .  11
         4.7.    Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.8.    Changes in Corporate Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.9.    Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.       CONDITIONS TO CLOSINGS WITH RESPECT TO SHELF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1.    Delivery of Accepted Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.2.    Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.3.    Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.4.    Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.5.    Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.6.    Issuance and Sale Permitted By Applicable Law, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  13





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
                                                                                                                     Page
                                                                                                                     ----
         5.7.    Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.8.    Changes in Corporate Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.9.    Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

6.       REPRESENTATIONS AND WARRANTIES OF
         THE HELEN OF TROY ENTITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1.    Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2.    Organization; Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.3.    Authorization, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.4.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.5.    Organization and Ownership of Shares of Subsidiaries; Affiliates . . . . . . . . . . . . . . . . . .  16
         6.6.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.7.    Compliance with Laws, Other Instruments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.8.    Governmental Authorizations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.9.    Litigation; Observance of Agreements, Statutes and Orders  . . . . . . . . . . . . . . . . . . . . .  17
         6.10.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.11.   Title to Property; Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.12.   Licenses, Permits, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.13.   Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.14.   Private Offering by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.15.   Existing Indebtedness; Future Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.16.   Foreign Assets Control Regulations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.17.   Status under Certain Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.18.   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.19.   Rank of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.20.   Existing Restricted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.21.   No Hostile Tender Offer; Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

7.       REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.1.    Purchase for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.2.    Source of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

8.       INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.1.    Financial and Business Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.2.    Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.3.    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28





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
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
         9.      PREPAYMENTS AND PURCHASES OF THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.1.    Required Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.2.    Required Prepayments of Shelf Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.3.    Optional Prepayments with Make-Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.4.    Offer to Prepay, With Make-Whole Amount, From Asset Sale Proceeds  . . . . . . . . . . . . . . . . .  29
         9.5.    Allocation of Partial Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.6.    Conditional Right to Put Upon Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.7.    Option to Prepay Due to Tax Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.8.    Maturity; Surrender, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.9.    Purchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.10.   Make-Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

10.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         10.1.   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         10.2.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         10.3.   Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         10.4.   Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.5.   Corporate Existence, Licenses and Permits, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.6.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.7.   Covenant to Secure Notes Equally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

11.      NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11.1.   Financial Covenants, Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         11.2.   Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.3.   Disposition of Proceeds of Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.4.   Change of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.5.   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.6.   Merger, Consolidation, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.7.   Restricted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.8.   Transfer of Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

12.      EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

13.      REMEDIES ON DEFAULT, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         13.1.   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         13.2.   Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         13.3.   Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         13.4.   No Waivers or Election of Remedies, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  46





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                                                                                                                     Page
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
14.      GUARANTY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         14.1.   Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         14.2.   Guaranty of Payment and Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         14.3.   General Provisions Relating to The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         15.1.   Registration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         15.2.   Transfer and Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         15.3.   Prohibited Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         15.4.   Replacement of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

16.      PAYMENTS ON NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         16.1.   Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         16.2.   Home Office Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

17.      EXPENSES, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         17.1.   Transaction Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         17.2.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

19.      AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         19.1.   Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         19.2.   Solicitation of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         19.3.   Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         19.4.   Notes held by Guarantors, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

20.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

21.      REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

22.      CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

23.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         23.1.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         23.2.   Payments Due on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         23.3.   Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         23.4.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61





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

         23.5.   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         23.6.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         23.7.   Binding Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         23.8.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         23.9.   Additional Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         23.10.  Consent to Jurisdiction; Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         23.11.  Maximum Interest Payable.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64





                                      -v-
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SCHEDULE A      --    INFORMATION SCHEDULE
SCHEDULE B      --    DEFINED TERMS
SCHEDULE 4.8    --    Changes in Corporate Structure
SCHEDULE 6.1    --    Transferred Assets and Liabilities
SCHEDULE 6.4    --    Disclosure Materials
SCHEDULE 6.5    --    Subsidiaries of Ultimate Parent and
                      Ownership of Subsidiary Stock
SCHEDULE 6.9    --    Certain Litigation
SCHEDULE 6.12   --    Patents, etc.
SCHEDULE 6.13   --    ERISA Affiliates and Plans
SCHEDULE 6.15   --    Existing Indebtedness
SCHEDULE 6.20   --    Existing Restricted Investments

EXHIBIT 1-A     --    Form of Series 1996-A Note
EXHIBIT 1-B     --    Form of Shelf Note
EXHIBIT 2       --    Request for Purchase
EXHIBIT 3       --    Confirmation of Acceptance
EXHIBIT 4.4(a)  --    Form of Opinion of United States Counsel for the
                      Helen of Troy Entities
EXHIBIT 4.4(b)  --    Form of Opinion of Bermuda Counsel for Ultimate Parent
EXHIBIT 4.4(c)  --    Form of Opinion of Barbados Counsel for HOT-Barbados
EXHIBIT 9.6     --    Form of Notice of Sale

                           AMENDED AND RESTATED NOTE
                 PURCHASE, GUARANTY AND MASTER SHELF AGREEMENT


                 This AMENDED AND RESTATED NOTE PURCHASE, GUARANTY AND MASTER SHELF AGREEMENT (the "AGREEMENT") is entered into as of December 31, 1996 among Helen of Troy L.P., a Texas limited partnership (the "COMPANY"), Helen of Troy Texas Corporation, a Texas corporation formerly named Helen of Troy Corporation ("HOT-TEXAS"), Helen of Troy Limited, a Bermudian company ("ULTIMATE PARENT"), Helen of Troy Limited, a Barbadian company ("HOT-BARBADOS"), Helen of Troy Nevada Corporation, a Nevada corporation ("GENERAL PARTNER"), HOT Nevada Inc., a Nevada corporation ("LIMITED PARTNER") (collectively referred to herein as the "HELEN OF TROY ENTITIES"), and The Prudential Insurance Company of America (referred to herein as "PRUDENTIAL" or the "EXISTING HOLDER"). The parties hereto agree as follows:

                                   WITNESSETH

                 WHEREAS, HOT-Texas, Ultimate Parent and the Existing Holder entered into that certain Note Purchase and Guaranty Agreement dated January 5, 1996 (the "ORIGINAL NOTE AGREEMENT") pursuant to which HOT-Texas issued and sold to the Existing Holder its 7.01% Guaranteed Senior Notes dated January 5, 1996 in the aggregate principal amount of $40,000,000 (the "ORIGINAL NOTES");

                 WHEREAS, pursuant to Section 13 of the Original Agreement, Ultimate Parent guaranteed the payment of the Original Notes and the performance of the obligations of HOT-Texas pursuant to the Original Note Agreement;

                 WHEREAS, pursuant to that certain Guaranty dated as of January 19, 1996, HOT-Barbados guaranteed the payment of the Original Notes and the performance of the obligations of HOT-Texas pursuant to the Original Note Agreement (the "BARBADOS GUARANTY");

                 WHEREAS, HOT-Barbados is a wholly-owned subsidiary of Ultimate Parent, and HOT-Texas is a wholly-owned subsidiary of HOT-Barbados;

                 WHEREAS, General Partner and Limited Partner are both wholly-owned subsidiaries of HOT-Texas;

                 WHEREAS, General Partner owns a 1% partnership interest in the Company as a general partner, and Limited Partner owns a 99% partnership interest in the Company as a limited partner;

                 WHEREAS, the Helen of Troy Entities and the Existing Holder have agreed that (a) the Company will assume the obligations of HOT-Texas under the Original Note Agreement and the Original Notes, (b) in connection with such assumption, the Existing Holder will surrender the Original Notes for notes of the Company in substance of like terms as the Original Notes surrendered and of like unpaid principal amount, and (c) the Original Note Agreement will be amended and restated in its entirety to reflect, among other things, the assumption of the Original Notes by the Company and the creation of a $40,000,000 guaranteed senior note shelf facility;

                 WHEREAS, the Barbados Guaranty and the guaranty of Ultimate Parent contained in SECTION 13 of the Original Agreement will continue in full force and effect and the terms thereof shall be incorporated into this Agreement;

                 WHEREAS, the Company will be the issuer of the guaranteed senior notes under the aforementioned $40,000,000 guaranteed senior note shelf facility;

                 WHEREAS, the Helen of Troy Entities (other than the Company) will guarantee the notes issued in exchange for the Original Notes and the guaranteed senior notes to be issued under the aforementioned $40,000,000 guaranteed senior note shelf facility;

                 NOW, THEREFORE, in order to accomplish the matters contemplated by the preceding recitals and in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Note Agreement is hereby amended and restated as follows:

1.       AUTHORIZATION OF ISSUE OF NOTES.

         1.1.    AUTHORIZATION OF ISSUE OF SERIES 1996-A NOTES.

                 To evidence the Company's assumption of the obligations of HOT-Texas under the Original Notes pursuant to SECTION 2.1, the Company has authorized the issue of its guaranteed senior promissory notes (the "SERIES 1996-A NOTES") in the aggregate principal amount of $40,000,000, to be dated December 31, 1996, to mature on January 5, 2008, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rates specified in the Series 1996-A Notes, and on overdue principal, Make-Whole Amount and interest at the rates specified in the Series 1996-A Notes, and to be substantially in the form of EXHIBIT 1-A attached hereto. The term "SERIES 1996-A NOTES" as used herein shall include each Series 1996-A Note delivered pursuant to any provision of this Agreement and each Series 1996-A Note delivered in substitution or exchange for any such Series 1996-A Note pursuant to any such provision. As provided in SECTION 14 and, with respect to Ultimate Parent and HOT-Barbados, in continuance of their respective guaranties of the Original Notes, the payment of the Series 1996-A Notes and the performance by the Company of all of its obligations hereunder with respect thereto are absolutely, irrevocably, unconditionally, jointly and severally guaranteed by the Guarantors.

                 Capitalized terms used herein have the meanings specified in SCHEDULE B; references to a "SCHEDULE" or "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         1.2.    AUTHORIZATION OF ISSUE OF SHELF NOTES.

                 The Company will authorize the issue of its guaranteed senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $40,000,000, to be dated the date of issue thereof; to mature, in the case of up to $20,000,000 in aggregate principal amount of Shelf Notes so issued, no more than 15 years after the date of original issuance thereof and, in the case of at least $20,000,000 in aggregate principal amount of such Shelf Notes no more than 10 years after the date of original issue thereof; to have an average life, in the case of up to $20,000,000 in aggregate principal amount of Shelf Notes so issued, of no more than 13 years after the date of original issuance thereof and, in the case of at least $20,000,000 in aggregate principal amount of such Shelf Notes no more than 8 years after the date of original issue thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to SECTION 3.6; and to be substantially in the form of EXHIBIT 1-B attached hereto. The term "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. Shelf Notes which have (i) the same final maturity, (ii) the same installment payment dates, (iii) the same installment payment amounts (as a percentage of the original principal amount of each Shelf Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same original date of issuance are herein called a "SERIES" of Shelf Notes. The Series 1996-A Notes shall also constitute a "SERIES" of Notes. As provided in
SECTION 14, the payment of the Shelf Notes and the performance by the Company of all of its obligations hereunder with respect thereto are absolutely, irrevocably, unconditionally, jointly and severally guaranteed by the Guarantors.

2.       ASSUMPTION; EXCHANGE OF NOTES.

         2.1.    ASSUMPTION OF ORIGINAL NOTE AGREEMENT AND ORIGINAL NOTES.

                 Effective upon the Initial Date of Closing (as hereinafter defined), the Company hereby expressly assumes the due and punctual payment of the principal of, Make-Whole Amount if any, and interest on all the Original Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions to be performed by HOT-Texas under the Original Note Agreement, as amended and restated hereby. Such assumption shall not release HOT-Texas from its obligations under the Original Notes and the Original Note Agreement, as amended and restated hereby, and HOT-Texas shall remain liable with respect thereto as a Guarantor pursuant to SECTION 14.

         2.2.    EXCHANGE OF NOTES.

                 To evidence the assumption contemplated by SECTION 2.1 and in furtherance thereof, on December 31, 1996 (the "INITIAL CLOSING" or "INITIAL DATE OF CLOSING"), the Company hereby agrees to issue the Series 1996-A Notes and, subject to the terms and conditions herein set forth, the Existing Holder agrees to exchange the Original Notes with the Company for the aggregate principal amount of Series 1996-A Notes set forth opposite the Existing Holder's name in SCHEDULE A attached hereto. The Company will deliver to the Existing Holder, at the offices of Baker & Botts, L.L.P., at 800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, one or more Series 1996-A Notes registered in the Existing Holder's name or (if so specified) in the name of the Existing Holder's nominee, evidencing the aggregate principal amount of the Original Notes to be exchanged by the Existing Holder and in the denomination or denominations specified with respect to the Existing Holder in SCHEDULE A attached hereto against delivery by the Existing Holder to the Company of the Original Notes in the aggregate principal amount equal to the aggregate principal of the Series 1996-A Notes to be issued to the Existing Holder on the Initial Date of Closing. If at the Initial Closing the Company shall fail to tender such Series 1996-A Notes to the Existing Holder as provided in this
SECTION 2.2, or any of the conditions specified in SECTION 4 shall not have been fulfilled to the satisfaction of the Existing Holder, the Existing Holder shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Existing Holder may have by reason of such failure or such nonfulfillment.

3.       PURCHASE AND SALE OF SHELF NOTES.

         3.1.    FACILITY.

         Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in SECTION 1.2, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER

TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         3.2.    ISSUANCE PERIOD.

         Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

         3.3.    PERIODIC SPREAD INFORMATION.

         Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this SECTION 3.3 if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company, or Ultimate Parent and its Subsidiaries taken as a whole, after the date of this Agreement.

         3.4.    REQUEST FOR PURCHASE.

         The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall
(i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 20 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in SECTION 6 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of EXHIBIT 2 attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

         3.5.    RATE QUOTES.

         Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to SECTION 3.4, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 2:00 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

         3.6.    ACCEPTANCE.

         Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to SECTION 3.5 or, in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period being the "ACCEPTANCE WINDOW"), the Company may, subject to
SECTION 3.7, elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being an "ACCEPTED NOTE") as to which such acceptance (an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to
SECTION 3.7 and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Shelf Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of EXHIBIT 3 attached hereto (a "CONFIRMATION OF ACCEPTANCE").

         3.7.    MARKET DISRUPTION.

         Notwithstanding the provisions of SECTION 3.6, if Prudential shall have provided interest rate quotes pursuant to SECTION 3.5 and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with SECTION 3.6 there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities and other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this
SECTION 3.7 are applicable with respect to such Acceptance.

         3.8.    CLOSING.

         3.8.1   SHELF CLOSINGS.

         Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Texas Commerce Tower, 2200 Ross Avenue, Suite 4200 E, Dallas, Texas 75201, the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.

         3.8.2   RESCHEDULED CLOSINGS.

         If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this SECTION 3.8, or any of the conditions specified in SECTION 5 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M. (New York City local time) on such scheduled Closing Day, notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 30 Business Days after such scheduled Closing Day) (the "RESCHEDULED CLOSING DAY") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in
SECTION 5 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with SECTION 3.9.2 or (y) such closing is to be canceled as provided in SECTION 3.9.3. In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M. (New York City local time) on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in SECTION 3.9.3.

         3.9.    FEES.

         3.9.1   FACILITY FEE.

         The Company will pay to Prudential in immediately available funds a fee (the "FACILITY FEE") on each Closing Day, in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day; provided, that no Facility Fee shall be payable on the initial Closing Day in respect of up to $12,000,000 aggregate principal amount of Shelf Notes sold on such Closing Day.

         3.9.2   DELAYED DELIVERY FEE.

         If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential on the Cancellation Date or actual closing date of such purchase and sale (if such Cancellation Date or closing date occurs on a date later than the date specified in the Confirmation of Acceptance for such Accepted Note), a fee (the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on an alternative investment selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled

Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with SECTION 3.8.

         3.9.3   CANCELLATION FEE

         If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of SECTION 3.8.2 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "CANCELLATION DATE"), the Company will pay Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in SECTION 3.9.2. The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

4.       CONDITIONS TO INITIAL CLOSING.

                 The obligation of the Existing Holder to exchange the Original Notes for the Series 1996-A Notes at the Initial Closing is subject to the fulfillment to the satisfaction of the Existing Holder, prior to or at the Initial Closing, of the following conditions:

         4.1.    REPRESENTATIONS AND WARRANTIES.

                 The representations and warranties of the Helen of Troy Entities in this Agreement shall be correct when made and at the time of the Initial Closing.

         4.2.    PERFORMANCE; NO DEFAULT.

                 Each of the Helen of Troy Entities shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Initial Closing, and after giving effect to the exchange of the Original Notes for the Series 1996-A Notes no Default or Event of Default shall have occurred and be continuing. Neither Ultimate Parent nor any Subsidiary shall have entered into any transaction since January 5, 1996 that would have been prohibited by
SECTION 11 had such Section applied since such date.

         4.3.    COMPLIANCE CERTIFICATES.

                 (a) Officer's Certificate. Each of the Helen of Troy Entities shall have delivered to the Existing Holder an Officer's Certificate, dated the date of the Initial Closing, certifying that the conditions specified in SECTIONS 4.1, 4.2 and 4.8 applicable to it have been fulfilled.

                 (b) Secretary's Certificate. Each of the Helen of Troy Entities shall have delivered to the Existing Holder a certificate certifying as to the resolutions attached thereto and other corporate or partnership proceedings relating to the authorization, execution and delivery of the Series 1996-A Notes and this Agreement.

         4.4.    OPINIONS OF COUNSEL.

                 The Existing Holder shall have received opinions in form and substance satisfactory to the Existing Holder, dated the date of the Initial Closing (a) from Baker & McKenzie, United States counsel for the Helen of Troy Entities, substantially in the form of EXHIBIT 4.4(A) and covering such other matters incident to the transactions contemplated hereby as the Existing Holder or its counsel may reasonably request (and the Helen of Troy Entities hereby instruct their counsel to deliver such opinion to the Existing Holder), (b) from Conyers, Dill & Pearman, Bermuda counsel for Ultimate Parent, substantially in the form of EXHIBIT 4.4(B) and covering such other matters incident to the transactions contemplated hereby as the Existing Holder or its counsel may reasonably request (and Ultimate Parent hereby instructs its counsel to deliver such opinion to the Existing Holder), (c) from Carrington & Sealy, Barbados counsel for HOT-Barbados, substantially in the form of EXHIBIT 4.4(C) and covering such other matters incident to the transactions contemplated hereby as the Existing Holder or its counsel may reasonably request (and HOT-Barbados hereby instructs its counsel to deliver such opinion to the Existing Holder), and (d) from Baker & Botts, L.L.P., special counsel to the Existing Holder in connection with such transactions, in form, scope and substance satisfactory to the Existing Holder.

         4.5.    EXCHANGE PERMITTED BY APPLICABLE LAW, ETC.

                 On the date of the Initial Closing the exchange of the Original Notes for the Series 1996-A Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which the Existing Holder is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject the Existing Holder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by the Existing Holder, the Existing Holder shall have received from any of the Helen of Troy Entities an Officer's Certificate certifying as to such matters of fact as the Existing Holder may reasonably specify to enable the Existing Holder to determine whether such exchange is so permitted.

         4.6. PAYMENT OF SPECIAL COUNSEL FEES, STRUCTURING FEE AND ACCRUED INTEREST.

                 Without limiting the provisions of SECTION 17.1, the Company shall have paid on or before the Initial Closing the fees, charges and disbursements of the special counsel referred to in SECTION 4.4 to the extent reflected in a statement of such counsel rendered to the Company or Ultimate Parent at least one Business Day prior to the Initial Closing. On or prior to the Initial Date of Closing, the Company shall have paid the Existing Holder in immediately available funds (a) a structuring fee of $15,000 and (b) interest accrued and unpaid in respect of the Original Notes to (but excluding) the Initial Date of Closing.

         4.7.    PRIVATE PLACEMENT NUMBER.

                 A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series 1996-A Notes.

         4.8.    CHANGES IN CORPORATE STRUCTURE.

                 Except as specified in SCHEDULE 4.8, none of the Helen of Troy Entities shall have changed its respective jurisdiction of incorporation or organization or been a party to any merger or consolidation and none of the Helen of Troy Entities shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in the first sentence of SECTION 6.6.

         4.9.    PROCEEDINGS AND DOCUMENTS.

                 All corporate, partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Existing Holder and its special counsel, and the Existing Holder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Existing Holder or they may reasonably request.

5.       CONDITIONS TO CLOSINGS WITH RESPECT TO SHELF NOTES.

                 The obligation of any Purchaser to purchase and pay for any Accepted Notes is subject to the fulfillment to the satisfaction of such Purchaser, on or before the Closing Day for such Accepted Notes, of the following conditions:

         5.1.    DELIVERY OF ACCEPTED NOTES.

                 Such Purchaser shall have received the Accepted Note(s), dated the applicable Closing Day, to be purchased by such Purchaser.

         5.2.    REPRESENTATIONS AND WARRANTIES.

                 The representations and warranties of the Helen of Troy Entities in this Agreement shall be correct when made on the applicable Closing Day.

         5.3.    PERFORMANCE; NO DEFAULT.

                 Each of the Helen of Troy Entities shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the applicable Closing Day, and after giving effect to the issuance and sale of the Accepted Note(s) no Default or Event of Default shall have occurred and be continuing. Neither Ultimate Parent nor any Subsidiary shall have entered into any transaction since January 5, 1996 that would have been prohibited by SECTION 11 had such Section applied since such date.

         5.4.    COMPLIANCE CERTIFICATES.

                 (a) Officer's Certificate. Each of the Helen of Troy Entities shall have delivered to such Purchaser an Officer's Certificate, dated the applicable Closing Day, certifying that the conditions specified in SECTIONS 5.1, 5.2 and 5.8 applicable to it have been fulfilled.

                 (b) Secretary's Certificate. Each of the Helen of Troy Entities shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate or partnership proceedings relating to the authorization, execution and delivery of the Accepted Note(s).

         5.5.    OPINIONS OF COUNSEL.

                 Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the applicable Closing Day (a) from Baker & McKenzie, United States counsel for the Helen of Troy Entities, covering the matters set forth in EXHIBIT 4.4(A) applicable to the Facility and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Helen of Troy Entities hereby instruct their counsel to deliver such opinion to such Purchaser (each issuance and sale of any Accepted Notes shall constitute a reaffirmation of such instruction)), (b) from Conyers, Dill & Pearman, Bermuda counsel for Ultimate Parent, covering the matters set forth in EXHIBIT 4.4(B) applicable to the Facility and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and Ultimate Parent hereby instructs its counsel to deliver such opinion to such Purchaser (each issuance and sale of any Accepted Notes shall constitute a reaffirmation of such instruction)), and (c) from Carrington & Sealy, Barbados counsel for HOT-Barbados, covering the matters set forth in
EXHIBIT 4.4(C) applicable to the Facility and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and HOT-Barbados hereby instructs its counsel to deliver such opinion to such Purchaser (each issuance and sale of any Accepted Notes shall constitute a reaffirmation of such instruction)).

         5.6.    ISSUANCE AND SALE PERMITTED BY APPLICABLE LAW, ETC.

                 On the applicable Closing Day the issuance and sale of the Accepted Note(s) shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received from any of the Helen of Troy Entities an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         5.7.    PRIVATE PLACEMENT NUMBER.

                 A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Accepted Notes.

         5.8.    CHANGES IN CORPORATE STRUCTURE.

                 Except as specified in SCHEDULE 4.8, none of the Helen of Troy Entities shall have changed its respective jurisdiction of incorporation or organization or been a party to any merger or consolidation and none of the Helen of Troy Entities shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements delivered pursuant to SECTION 8.1.

         5.9.    PROCEEDINGS AND DOCUMENTS.

                 All corporate, partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or they may reasonably request.

6.       REPRESENTATIONS AND WARRANTIES OF THE HELEN OF TROY ENTITIES.

                 The Helen of Troy Entities jointly and severally represent and warrant as follows:

         6.1.    TRANSFER OF ASSETS.

                 HOT-Texas has transferred all of its assets (other than those described on Schedule 6.1 attached hereto) to General Partner and Limited Partner, and General Partner and Limited Partner have assumed all of the liabilities of HOT-Texas (other than those described on Schedule 6.1 attached hereto). General Partner and Limited Partner have transferred such assets to the Company, and the Company has assumed such liabilities.

         6.2.    ORGANIZATION; POWER AND AUTHORITY.

                 The Company is a limited partnership duly organized and validly existing in good standing under the laws of the State of Texas.
General Partner and Limited Partner are both corporations duly organized and validly existing in good standing under the laws of the State of Nevada. Ultimate Parent and HOT-Barbados are companies duly organized and validly existing in good standing under the laws of Bermuda and Barbados, respectively. HOT-Texas is a corporation duly organized and validly existing in good standing under the laws of the State of Texas. Each of the Helen of Troy Entities is duly qualified as a foreign corporation, limited partnership or company, as the case may be, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. General Partner is a Wholly-Owned Subsidiary of Ultimate

Parent and the only general partner of the Company, and Limited Partner is a Wholly-Owned Subsidiary of Ultimate Parent and the only limited partner of the Company. The Company is a Wholly-Owned Subsidiary of Ultimate Parent. Each of the Helen of Troy Entities has the corporate, company or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions thereof. The Company has the partnership power and authority to execute and deliver the Notes and to perform the provisions thereof.

         6.3.    AUTHORIZATION, ETC.

                 This Agreement and the Notes have been duly authorized by all necessary corporate, company or partnership action on the part of each of the Helen of Troy Entities party thereto, and this Agreement and the Notes, constitute legal, valid and binding obligations of each of the Helen of Troy Entities party thereto enforceable against such Helen of Troy Entities in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         6.4.    DISCLOSURE.

                 Except as disclosed in SCHEDULE 6.4, this Agreement, the documents, certificates or other writings delivered to Purchaser by or on behalf of any of the Helen of Troy Entities in connection with the transactions contemplated hereby and the financial statements described in the first sentence of SECTION 6.6 and those delivered under SECTION 8.1, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as expressly described in SCHEDULE 6.4, or in one of the documents, certificates or other writings identified therein, or in the financial statements described in the first sentence of SECTION 6.6, since January 5, 1996, there has been no change in the financial condition, operations, business, properties or prospects of any of the Helen of Troy Entities except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any of the Helen of Troy Entities that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in this Agreement, or in the other documents, certificates and other writings delivered to Purchaser by or on behalf of any of the Helen of Troy Entities specifically for use in connection with the transactions contemplated hereby.

   6.5.    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                 (a) SCHEDULE 6.5 contains (except as noted therein) complete and correct lists of Ultimate Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Ultimate Parent and each other Subsidiary, of the Ultimate Parent's Affiliates other than Subsidiaries, and of the Company's, General Partner's and Ultimate Parent's respective directors and senior officers.

                 (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in SCHEDULE 6.5 as being owned by Ultimate Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by Ultimate Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in SCHEDULE 6.5.

                 (c) Each Subsidiary identified in SCHEDULE 6.5 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                 (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on SCHEDULE 6.5 and customary limitations imposed by corporate law or partnership statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to Ultimate Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         6.6.    FINANCIAL STATEMENTS; DISCLOSURE.

                 Ultimate Parent has delivered to the Existing Holder copies of all financial statements required to be delivered by SECTION 7.1 of the Original Note Agreement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated or consolidating, as the case may be, financial position of Ultimate Parent and its Subsidiaries as of the dates thereof and the consolidated or consolidating, as the case may be, results of their respective operations and cash flows as of the dates thereof and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto. Neither Ultimate Parent, the Company nor any other Subsidiary has entered into any transaction since January 5, 1996 that would have been prohibited by SECTION 11 had such Section applied since such date. Ultimate Parent has delivered all of the financial statements required to be delivered pursuant to
SECTION 8.1 of this Agreement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated or consolidating, as the case may be, financial position of Ultimate Parent and its Subsidiaries as of the dates thereof and the consolidated or consolidating, as the case may be, results of their operations and cash flows as of the dates thereof and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto.

         6.7.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                 The execution, delivery and performance by each of the Helen of Troy Entities of this Agreement, and the execution, delivery and performance by the Company of the Notes, will not, except where such has no Material Adverse Effect, (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of Ultimate Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, partnership agreement, memorandum of association or by-laws, or any other agreement or instrument to which Ultimate Parent or any Subsidiary is bound or by which Ultimate Parent or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to Ultimate Parent or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Ultimate Parent or any Subsidiary.

         6.8.    GOVERNMENTAL AUTHORIZATIONS, ETC.

                 No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by each of the Helen of Troy Entities of this Agreement or the execution, delivery or performance of the Notes by the Company.

         6.9.    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                 (a) Except as disclosed in SCHEDULE 6.9, there are no actions, suits or proceedings pending or, to the knowledge of Ultimate Parent or of any of the Helen of Troy Entities, threatened against or affecting Ultimate Parent or any Subsidiary or any property of Ultimate Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (b) Neither Ultimate Parent nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.10.   TAXES.

                 Ultimate Parent and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Ultimate Parent or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. None of the Helen of Troy Entities knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of Ultimate Parent and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of Ultimate Parent and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended February 28, 1993.

         6.11.   TITLE TO PROPERTY; LEASES.

                 Ultimate Parent and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected (i) in the most recent audited balance sheet delivered pursuant to SECTION 7.1 of the Original Note Agreement or SECTION 8.1 of this Agreement, as the case may be, and, with respect to the Initial Closing, the balance sheets referred to in SECTION 6.6, or (ii) purported to have been acquired by Ultimate Parent or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         6.12.   LICENSES, PERMITS, ETC.

                 Except as disclosed in SCHEDULE 6.12,

                 (a) Ultimate Parent and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                 (b) to the best knowledge of any of the Helen of Troy Entities, no product of any of the Helen of Troy Entities infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                 (c) to the best knowledge of any of the Helen of Troy Entities, there is no Material violation by any Person of any right of any of the Helen of Troy Entities with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by any of the Helen of Troy Entities.

         6.13.   COMPLIANCE WITH ERISA.

                 (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                 (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                 (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                 (d) The expected postretirement benefit obligation (determined as of the last day of Ultimate Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of Ultimate Parent and its Subsidiaries is not Material.

                 (e) The execution and delivery of this Agreement and the issuance of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.
SCHEDULE 6.13 sets forth the identities of all ERISA Affiliates and all "EMPLOYEE BENEFIT PLANS" with respect to which the Company or any "AFFILIATE" of the Company is a "PARTY-IN-INTEREST" or in respect of which the Notes could constitute any employer security. In connection with the consummations of the transactions on any Closing Day, the representation in the first sentence of this SECTION 6.13(E) is made in reliance upon and subject to the accuracy of the Purchaser's representation in SECTION 7.2 as to the sources of the funds to be used to pay the purchase price of the Accepted Notes. The terms "EMPLOYEE BENEFIT PLAN" and "PARTY-IN-INTEREST" have the meaning specified in section 3 of ERISA and "AFFILIATES" and "EMPLOYER SECURITY" have the meanings specified in section 4.07(d) of ERISA.

         6.14.   PRIVATE OFFERING BY THE COMPANY.

                 None of the Helen of Troy Entities nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than Purchaser, which has been offered the Notes at a private sale for investment. None of the Helen of Troy Entities nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance of the Notes to the registration requirements of Section 5 of the Securities Act.

         6.15.   EXISTING INDEBTEDNESS; FUTURE LIENS.

                 (a) Except as described therein, SCHEDULE 6.15 sets forth a complete and correct list of all outstanding Indebtedness of Ultimate Parent and its Subsidiaries as of November 30, 1996 since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of Ultimate Parent or its Subsidiaries. Neither Ultimate Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of Ultimate Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of Ultimate Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                 (b) Except as disclosed in SCHEDULE 6.15, neither Ultimate Parent nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by SECTION 11.2.

         6.16.   FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                 Neither the issuance of the Notes by the Company hereunder, nor the guaranty of the Notes by the Guarantors, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         6.17.   STATUS UNDER CERTAIN STATUTES.

                 Neither Ultimate Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

         6.18.   ENVIRONMENTAL MATTERS.

                 Neither Ultimate Parent nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against Ultimate Parent or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to Purchaser in writing,

                 (a) neither Ultimate Parent nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                 (b) neither Ultimate Parent nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                 (c) all buildings on all real properties now owned, leased or operated by Ultimate Parent or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         6.19.   RANK OF NOTES.

                 The Notes rank at least pari passu in right of payment with all other senior unsecured Indebtedness of the Helen of Troy Entities.

         6.20.   EXISTING RESTRICTED INVESTMENTS.

         SCHEDULE 6.20 sets forth all Restricted Investments of Ultimate Parent or any other Subsidiary.

         6.21.   NO HOSTILE TENDER OFFER; USE OF PROCEEDS.

         None of the proceeds of the sale of any Shelf Notes will be used to finance a Hostile Tender Offer. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation G, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

7.       REPRESENTATIONS OF THE PURCHASER.

         7.1.    PURCHASE FOR INVESTMENT.

                 Purchaser represents that it is exchanging the Original Notes for the Series 1996-A Notes or purchasing the Shelf Notes, as the case may be, for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution of such Series 1996-A Notes or such Shelf Notes, as the case may be, provided that the disposition of its or their property shall at all times be within its or their control. Purchaser understands that the Series 1996-A Notes and the Shelf Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register such Series 1996-A Notes or such Shelf Notes.

         7.2.    SOURCE OF FUNDS.

                 Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Shelf Notes to be purchased by it hereunder:

                 (a) the Source constitutes such Purchaser's "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60) and such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; or

                 (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as it has disclosed to the Helen of Troy Entities in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                 (c) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Helen of Troy Entities and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Helen of Troy Entities in writing pursuant to this paragraph (c); or

                 (d)    the Source is a governmental plan; or

                 (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Helen of Troy Entities in writing pursuant to this paragraph (e); or

                 (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this SECTION 7.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

8.       INFORMATION

         8.1.    FINANCIAL AND BUSINESS INFORMATION.

                 Ultimate Parent shall deliver, or shall cause to be delivered, to each holder of Notes that is an Institutional Investor:

                 (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of Ultimate Parent (other than the last quarterly fiscal period of each such fiscal year) duplicate copies of,

                        (i) a consolidated balance sheet of Ultimate Parent and its Subsidiaries as at the end of such quarter, and

                        (ii)      consolidated statements of income,
                 stockholders' equity, partners' capital and cash flows of Ultimate Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of Ultimate Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 8.1(A);

                 (b) Annual Statements -- within 90 days after the end of each fiscal year of Ultimate Parent, duplicate copies of,

                        (i) a consolidated balance sheet of Ultimate Parent and its Subsidiaries, as at the end of such year, and

                        (ii)      consolidated statements of income,
                 stockholders' equity, partners' capital and cash flows of Ultimate Parent and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                        (A) by an opinion thereon of independent certified public accountants of recognized national standing in the United States, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                        (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that delivery within the time period specified above of Ultimate Parent's Annual Report on Form 10-K for such fiscal year (together with Ultimate Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this SECTION 8.1(B);

                 (c) Consolidating Financial Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of Ultimate Parent (other than the last quarterly fiscal period of each such fiscal year), and within 90 days after the end of each fiscal year of Ultimate Parent, duplicate copies of, either, as appropriate:

                        (i) a consolidating balance sheet of Ultimate Parent and its Subsidiaries as of the end of each such quarter, or

                        (ii) a consolidating balance sheet of Ultimate Parent and its Subsidiaries as of the end of such year and a consolidating statement of income of Ultimate Parent and its Subsidiaries for such fiscal year, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on;

                 (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by Ultimate Parent or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by Ultimate Parent or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by Ultimate Parent or any Subsidiary to the public concerning developments that are Material;

                 (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 12(F), a written notice specifying the nature and period of existence thereof and what action Ultimate Parent or any Subsidiary is taking or proposes to take with respect thereto;

                 (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                        (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                        (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                        (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or

                 IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                 (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to Ultimate Parent or any Subsidiary from any Federal or state or Bermuda or Barbados Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                 (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of Ultimate Parent or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         8.2.    OFFICER'S CERTIFICATE.

                 Each set of financial statements delivered to a holder of Notes pursuant to SECTION 8.1(A) or 8.1(B) shall be accompanied by a certificate of a Senior Financial Officer of Ultimate Parent, in each case setting forth:

                 (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether Ultimate Parent was in compliance with the requirements of SECTIONS 11.1, 11.2(E), 11.3 and
11.7 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                 (b) Event of Default -- a statement that such officer or accountant, as the case may be, has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Ultimate Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of Ultimate Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action Ultimate Parent or any Subsidiary shall have taken or proposes to take with respect thereto.

         8.3.    INSPECTION.

                 Ultimate Parent, General Partner and the Company will permit the representatives of each holder of Notes that is an Institutional Investor:

                 (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to Ultimate Parent, General Partner or the Company, as the case may be, to visit the principal executive office of Ultimate Parent, General Partner, or the Company to discuss the affairs, finances and accounts of Ultimate Parent, General Partner or the Company and their respective Subsidiaries with Ultimate Parent's, General Partner's or the Company's officers, and (with the consent of Ultimate Parent, General Partner or the Company, respectively, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of Ultimate Parent, which consent will not be unreasonably withheld) to visit the other offices and properties of Ultimate Parent, General Partner, the Company and each other Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                 (b) Default -- if a Default or Event of Default then exists, at the expense of Ultimate Parent, General Partner and the Company to visit and inspect any of the offices or properties of Ultimate Parent, General Partner, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision Ultimate Parent, General Partner and the Company authorize said accountants to discuss the affairs, finances and accounts of Ultimate Parent and its Subsidiaries), all at such times and as often as may be requested.

9.       PREPAYMENTS AND PURCHASES OF THE NOTES.

         9.1.    REQUIRED PREPAYMENTS OF SERIES 1996-A NOTES.

                 On January 5, 2005 and on each January 5 thereafter to and including January 5, 2007 the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 1996-A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series 1996-A Notes pursuant to SECTION 9.3, 9.4 or 9.7 or purchase of any of the Series 1996-A Notes pursuant to SECTION 9.6 the principal amount of each required prepayment of the Series 1996-A Notes becoming due under this SECTION 9.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series 1996-A Notes is reduced as a result of such prepayment or purchase.

         9.2.    REQUIRED PREPAYMENTS OF SHELF NOTES.

                 The Shelf Notes of each Series shall be subject to required prepayments, if any, set forth in the Shelf Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of such Series pursuant to
SECTION 9.3, 9.4 or 9.7 or purchase of any of the Shelf Notes of such Series pursuant to SECTION 9.6 the principal amount of each required prepayment of the Shelf Notes of such Series becoming due pursuant to the terms of such Shelf Notes on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment or purchase.

         9.3.    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                 The Company may, at its option, upon notice as provided below, prepay at any time six months after the date of issue all, or from time to time any part of, any Series of Notes, in an amount not less than $1,000,000 (and in multiples of $100,000) in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make- Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of such Series of Notes written notice of each optional prepayment under this SECTION 9.3 not less than 10 Business Days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of such Series of Notes to be prepaid on such date, each Note of such Series held by such holder, and the principal amount of each Note of such Series held by such holder to be prepaid (determined in accordance with SECTION 9.5). Such notice shall state that prepayment is being made pursuant to this SECTION 9.3. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this SECTION 9.3, give telephonic notice of the principal amount of the Notes of such Series to be prepaid and the prepayment date to each holder that is an Institutional Investor which shall have designated a recipient for such notices in SCHEDULE A or by notice in writing to the Company.

   9.4.    OFFER TO PREPAY, WITH MAKE-WHOLE AMOUNT, FROM ASSET SALE PROCEEDS.

                 The Company will, under the circumstances contemplated by
SECTION 11.3(B) and upon notice as provided below, offer to prepay such principal amount of the Notes as required by such Section (the "NOTEHOLDERS' SHARE"), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for 15 Business Days. Each such offer shall specify the date fixed for prepayment, the aggregate principal amount of the Notes to be prepaid on such date, each Note held by such holder, and the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 11.3).
Such notice shall state that prepayment is being made pursuant to this SECTION
9.4. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this SECTION 9.4, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder that is an Institutional Investor which shall have designated a recipient for such notices in SCHEDULE A or by notice in writing to the Company. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer (which acceptance shall be irrevocable), the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer (which acceptance shall be irrevocable). On the date fixed for such prepayment, the Company shall prepay the principal amount of Notes, the holders of which have accepted the Company's offer of prepayment, equal to the lesser of (x) the aggregate outstanding principal amount of such Notes or
(y) the Noteholders' Share.

         9.5.    ALLOCATION OF PARTIAL PREPAYMENTS.

                 In the case of each partial prepayment of the Series 1996-A Notes and the Shelf Notes pursuant to SECTION 9.1 and 9.2, respectively, the principal amount of the Series 1996-A Notes or the Shelf Notes, as the case may be, to be prepaid shall be allocated among all of such Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayments. In the case of each partial prepayment of a Series of Notes pursuant to SECTION 9.3, the principal amount of such Notes to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each prepayment or purchase of Notes pursuant to SECTION 9.4, 9.6 or 9.7, the principal amount of the Notes to be prepaid or purchased shall be allocated among all of the Notes to be subject to such prepayment or purchase in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         9.6.    CONDITIONAL RIGHT TO PUT UPON CHANGE OF CONTROL.

                 (a) GRANTING OF CONDITIONAL PUT. The Company hereby gives and grants to the holder of each Note the option, right and privilege (such option, right and privilege herein collectively referred to as "RIGHT TO PUT") to require the Company, upon or after the occurrence of a Change of Control, to purchase from such holder on the terms and conditions hereinafter set forth, and the Company agrees so to purchase from such holder, for an amount equal to the Agreed Put Consideration, all, but not less than all, Notes held by such holder.

                 (b) EXERCISE OF CONDITIONAL PUT. Within 10 Business Days after any Responsible Officer of the Company or General Partner has knowledge of the occurrence of a Change of Control, the Company shall, or General Partner shall cause the Company to, give the holder of each Note written notice thereof describing such Change of Control, and the facts and circumstances surrounding the occurrence thereof, in reasonable detail. At any time prior to 30

Business Days after the holder of any Note shall receive such notice, such holder may exercise its Right to Put by delivering to the Company and to each other holder of a Note, at the respective addresses provided by the Company pursuant to SECTION 20 (if so provided), and to Purchaser, at its address specified in SCHEDULE A attached hereto, a notice of sale substantially in the form of EXHIBIT 9.6 attached hereto (a "NOTICE OF SALE"); provided, that after the first such Notice of Sale is given as to a particular Change of Control, the holder of each other Note shall have until the later of (a) the expiration of such 30-Business Day period or (b) 10 Business Days after its receipt of the first such Notice of Sale to exercise its Right to Put in the manner specified above; and provided, further, that if the Company receives one or more Notices of Sale from the Required Holders(s), the Company shall give the holder of each Note prompt written notice (a "CHANGE OF CONTROL PURCHASE NOTICE") thereof, whereupon the holder of each Note shall have until the later of (x) the expiration of such 30-Business Day period or (y) 10 Business Days after its receipt of the Change of Control Purchase Notice to exercise its Right to Put by delivering to the Company a Notice of Sale. If, but only if, the Required Holders(s) shall deliver a Notice or Notices of Sale pursuant to any provision of the preceding sentence, the Company shall purchase the Notes then held by each holder that has given a Notice of Sale on the date specified in the Change of Control Purchase Notice (which shall be not less than 30 days nor more than 45 days after the Change of Control Purchase Notice), and such holder shall sell such Notes to the Company, without recourse, representation, or warranty (other than as to such holder's full right, title and interest to such Notes free of any adverse claim thereto), at a price, payable in immediately available funds by wire transfer to the account specified pursuant to SECTION 16 or to such other account as may be specified in such notice, equal to the Agreed Put Consideration. The holder of each Note shall have the rights specified in this SECTION 9.6 with respect to each Change of Control that shall occur, regardless of any act or omission to act with respect to any previous Change of Control.

         9.7.    OPTION TO PREPAY DUE TO TAX PAYMENTS.

                 In the event that the Company is required to make additional payments with respect to any Note pursuant to SECTION 10.6 due to Taxes imposed by the United States or any political subdivision thereof, or Bermuda or any political subdivision thereof, or Barbados or any political subdivision thereof, the Company may prepay such Note in full by paying the holder thereof an amount equal to the sum of (i) the outstanding principal amount of such Note on the date of such prepayment, plus (ii) all accrued and unpaid interest to such date with respect to such Note, plus (iii) the Make-Whole Amount as of such date with respect to such Note. The Company will give each holder of the Notes written notice of each optional prepayment under this SECTION 9.7 not less than 30 days and not more than 60 days prior to the date fixed for such
prepayment.   Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, each Note held by such holder, and the principal amount of each Note held by such holder to be prepaid (determined in accordance with SECTION 9.5). Such notice shall state that prepayment is being made pursuant to this SECTION 9.7. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to this SECTION 9.7, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder that is an Institutional Investor which shall have designated a recipient for such notices in SCHEDULE A or by notice in writing to the Company.

         9.8.    MATURITY; SURRENDER, ETC.

                 In the case of each prepayment of Notes pursuant to this
SECTION 9, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company or any Guarantor shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         9.9.    PURCHASE OF NOTES.

                 Neither the Company nor any Guarantor will or will permit any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment or purchase of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any of its Affiliates pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         9.10.   MAKE-WHOLE AMOUNT.

                 The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                 "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to SECTION 9.3,
         9.4 or 9.7 or is to be purchased pursuant to SECTION 9.6 or has become or is declared to be immediately due and payable pursuant to
         SECTION 13.1, as the context requires.

                 "DESIGNATED SPREAD" means (i) in the case of a Note that is to be purchased pursuant to SECTION 9.6 or prepaid pursuant to SECTION 9.7, 1.05% per annum, and (ii) in all other cases, zero.

                 "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield.

                 "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the Designated Spread plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PAGE 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or
         (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, (a) if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (x) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (y) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life and, (b) if interest on such Notes is paid quarterly, by converting all such implied yields to a quarterly basis in accordance with accepted financial practice.

                 "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                 "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 9.3, 9.4, 9.6, 9.7 or 13.1.

                 "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to SECTION 9.3, 9.4 or SECTION 9.7 or is to be purchased pursuant to SECTION 9.6, or has become or is declared to be immediately due and payable pursuant to SECTION 13.1, as the context requires.

10.      AFFIRMATIVE COVENANTS.

                 During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Helen of Troy Entities jointly and severally covenant as follows:

         10.1.   COMPLIANCE WITH LAW.

                 Each of the Helen of Troy Entities will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws and ERISA, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         10.2.   INSURANCE.

                 Each of the Helen of Troy Entities will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         10.3.   MAINTENANCE OF PROPERTIES.

                 Each of the Helen of Troy Entities will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this SECTION
10.3 shall not prevent Ultimate Parent, the Company or any other Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company (based upon the good faith judgment of General Partner) or Ultimate Parent has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         10.4.   PAYMENT OF TAXES AND CLAIMS.

                 Each of the Helen of Troy Entities will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of Ultimate Parent, the Company or any other Subsidiary, provided that neither Ultimate Parent, the Company nor any other Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by Ultimate Parent, the Company or such other Subsidiary on a timely basis in good faith and in appropriate proceedings, and Ultimate Parent, the Company or such other Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of Ultimate Parent, the Company or such other Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         10.5.   CORPORATE EXISTENCE, LICENSES AND PERMITS, ETC.

                 Each of the Helen of Troy Entities will at all times preserve and keep in full force and effect its corporate or partnership existence. Subject to SECTIONS 11.3 and 11.6, each of the Helen of Troy Entities will at all times preserve and keep in full force and effect the corporate or partnership existence of each of its Subsidiaries (unless merged into Ultimate Parent or a Subsidiary) and all rights and franchises of the Helen of Troy Entities and their respective Subsidiaries unless, in the good faith judgment of Ultimate Parent or the Company (based upon the good faith judgment of General Partner), as applicable, the termination of or failure to preserve and keep in full force and effect such corporate or partnership existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. Each of the Helen of Troy Entities will preserve and keep in force and effect, and will cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary to the conduct of its and their respective businesses, except where in the good faith judgment of Ultimate Parent or the Company (based upon the good faith judgment of General Partner), as applicable, the failure to preserve or keep such licenses and permits in force and effect could not individually or in the aggregate have a Material Adverse Effect.

         10.6.   TAXES.

                 (a) Any and all payments required to be made hereunder or under the Notes by the Company or any Guarantor shall be made in lawful currency of the United States, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by reference to, the net income of, and franchise taxes imposed on, the holder of any Note by any of (i) the United States or any political subdivision thereof, (ii) the state jurisdiction under the laws of which such holder is organized or in which it is otherwise doing business or (iii) any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum required to be paid hereunder or under the Notes to or for the benefit of the holder of any Note, (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid under this SECTION 10.6) the amount received by such holder shall be equal to the sum which would have been so received had no such deductions been made,
(B) the Company or such Guarantor shall make such deductions and (C) the Company or such Guarantor shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, the Company and the Guarantors, as appropriate, agree to pay, subject to the Company's and any Guarantor's rights under SECTION 10.6(D) not to pay pending resolution of a contest, any Taxes which arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note (including, without limitation, any Taxes imposed on amounts payable under this SECTION 10.6).

                 (c) Each of the Company and the Guarantors will indemnify each holder of a Note for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
SECTION 10.6) paid by such holder and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. The holder of any Note agrees to notify the Company or Ultimate Parent promptly of any payment of Taxes made by such holder and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each holder of a Note shall be entitled to payment of this indemnification within 30 days from the date such holder makes written demand therefor to the Company or any Guarantor. A certificate as to the amount of such indemnification submitted to the Company or any Guarantor by such holder, setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.

                 (d) In the event the Company or any Guarantor desires to contest its liability for payment of any Taxes which it otherwise would be required to pay pursuant to SECTIONS 10.6(A) or 10.6(B), the Company or such Guarantor, as appropriate, may elect not to make such payment, provided that (i) such nonpayment is lawful and the Company or such Guarantor, as appropriate, has a reasonable basis, as set forth in an Officer's Certificate delivered to the holder of the relevant Note, for such nonpayment,
(ii) the Company or such Guarantor, as appropriate, promptly commences and continues to pursue diligently a contest of such liability, (iii) the Company or such Guarantor, as appropriate, keeps the holder of the relevant Note fully informed about the progress of such contest, (iv) such nonpayment does not result in any danger of sale, forfeiture or loss of, or the creation of any Lien on, any asset of either the Company, Ultimate Parent or any Subsidiary thereof and (v) such nonpayment does not continue past the earliest date on which such Taxes are determined by a court or administrative body of competent jurisdiction to be due and payable by the Company or such Guarantor and such determination is not stayed pending appeal.

                 (e) Within 30 days after the date of any payment of Taxes, the Company or Guarantor (as the case may be) will furnish to the applicable holder or holders of Notes the original or a certified copy of a receipt evidencing payment thereof.

         10.7.   COVENANT TO SECURE NOTES EQUALLY.

                 Each Helen of Troy Entity will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of SECTION
11.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to SECTION 19), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Helen of Troy Entities will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such property or assets securing the Notes.

11.      NEGATIVE COVENANTS.

                 During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Helen of Troy Entities jointly and severally covenant as follows:

         11.1.   FINANCIAL COVENANTS, INDEBTEDNESS.

                 (a) CONSOLIDATED NET WORTH. Ultimate Parent will not permit Consolidated Net Worth (i) at any time during the period commencing on January 5, 1996 and ended on May 31, 1996 to be less than $65,000,000, (ii) at any time during the fiscal quarter of Ultimate Parent ended on August 31, 1996 to be less than $65,000,000 PLUS the greater of zero or 40% of Consolidated Net Earnings for the fiscal quarter of Ultimate Parent ended on May 31, 1996, or
(iii) at any time during any fiscal quarter of Ultimate Parent thereafter to be less than the minimum

Consolidated Net Worth required by this SECTION 11.1(A) during the immediately preceding fiscal quarter of Ultimate Parent PLUS the greater of zero or 40% of Consolidated Net Earnings for the immediately preceding fiscal quarter of Ultimate Parent.

                 (b)    CONSOLIDATED INDEBTEDNESS.

                        (i) MAINTENANCE. Ultimate Parent will not permit Consolidated Indebtedness to exceed 55% of Consolidated Total Capitalization at any time.

                        (ii) INCURRENCE. Ultimate Parent will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, unless on the date Ultimate Parent or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness:

                        (A)       no Default or Event of Default exists, and

                        (B) (1) except in the case of the incurrence of Permitted Credit Facility Indebtedness, Consolidated Indebtedness does not exceed 400% of EBITDA for the period of four consecutive fiscal quarters of Ultimate Parent mostly recently ended, or (2) in the case of the incurrence of Permitted Credit Facility Indebtedness, Consolidated Indebtedness minus Permitted Credit Facility Indebtedness does not exceed 400% of EBITDA for the period of four consecutive fiscal quarters of Ultimate Parent most recently ended.

For the purposes of this SECTION 11.1(B)(II), any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding, and in the event that the Company acquires any Subsidiary or assets, EBITDA for the period preceding the date of such acquisition included within the four consecutive fiscal quarters of Ultimate Parent shall be adjusted, as agreed by the Helen of Troy Entities and the Required Holders, in order to make a reasonable, pro forma adjustment to EBITDA as a result of such acquisition.

                 (c) SECURED WORKING CAPITAL FACILITIES. Notwithstanding anything contained in SECTION 11.2 to the contrary, neither Ultimate Parent nor any other Helen of Troy Entity will or will permit its Subsidiaries to enter into any agreement with any Person establishing any credit facility, secured by a Lien on assets of Ultimate Parent, the Company or any other Subsidiary, for the purpose of providing Ultimate Parent, the Company or any other Subsidiary with a source of working capital.

                 (d) SUBSIDIARY INDEBTEDNESS. No Helen of Troy Entity will permit the sum, without duplication, of (x) subject to the second paragraph of this SECTION 11.1(D), all Consolidated Indebtedness of Ultimate Parent's Subsidiaries other than the Company, plus (y) all Consolidated Indebtedness secured by Liens permitted by SECTION 11.2(E) to exceed at any time 30% of Consolidated Net Worth.

                 Notwithstanding anything in this Agreement to the contrary, the term Consolidated Indebtedness as used in clause (x) of this SECTION 11.1(D) shall not include Indebtedness of HOT-Barbados.

         11.2.   LIENS.

                 No Helen of Troy Entity will or will permit any of its Subsidiaries to create, assume or suffer to exist any lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of SECTION 10.7), except:

                 (a) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which Ultimate Parent, the Company or another Subsidiary shall at any time in good faith be prosecuting an appeal or a proceeding for a review shall have been secured and with respect to which Ultimate Parent, the Company or the other Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP;

                 (b) Liens incidental to the conduct of business or the ownership of properties of Ultimate Parent, the Company and its other Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorney's liens and statutory landlord's liens), provided that such Liens do not materially impair the use or the value of such property in the operation of the business of the Company or Ultimate Parent, or of Ultimate Parent and its Subsidiaries taken as a whole, and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, property taxes and assessments or governmental charges, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and that Ultimate Parent, the Company or the other Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP;

                 (c) Liens securing Indebtedness of a Subsidiary other than the Company to Ultimate Parent or to a Wholly-Owned Subsidiary;

                 (d) Liens existing as of the Initial Date of Closing and set forth on SCHEDULE 6.15, or the extension, renewal or replacement of any of such Liens in respect of the same property theretofore subject thereto (provided that the principal amount of the Indebtedness secured thereby shall not have increased); and

                 (e) Liens, other than those described in the foregoing clauses (a) - (e), securing Indebtedness, provided that the sum, without duplication, of (x) all Consolidated Indebtedness secured by such additional Liens plus (y) all Consolidated Indebtedness described in clause (x) of
SECTION 11.1(D) does not exceed at any time 30% of Consolidated Net Worth.

         11.3.   DISPOSITION OF PROCEEDS OF ASSET SALES.

                 (a) No Helen of Troy Entity will or will permit any of its Subsidiaries to make any Asset Sale at any time if, after giving effect thereto, the Net Cash Proceeds received by Ultimate Parent and its Subsidiaries from all Asset Sales since November 30, 1995 would exceed 25% of Consolidated Total Assets as at the end of the most recent fiscal quarter (the "TRIGGER AMOUNT"); provided, that there shall be excluded from the Trigger Amount for purposes of this SECTION 11.3(A) each Asset Sale, the subject of which is not accounts receivable, and with respect to which either (i) Ultimate Parent, the Company or such other Subsidiary, as the case may be, applies or, pursuant to a legally binding agreement, commits to apply the Net Cash Proceeds within 365 days after such Asset Sale to an investment in properties, of comparable worth and purpose in the business of Ultimate Parent, the Company or such other Subsidiary, as the case may be, that replace the properties that were the subject of such Asset Sale ("REPLACEMENT ASSETS"), so long as Ultimate Parent or the Company has notified the holders of Notes in writing within 300 days after such Asset Sale that it has determined to apply the Net Cash Proceeds from such Asset Sale to an investment in Replacement Assets, and provided that, in the case of a commitment to apply such Net Cash Proceeds to an investment in Replacement Assets, the Net Cash Proceeds are in fact so applied within 545 days after such Asset Sale, or (ii) the Company offers to use the Net Cash Proceeds therefrom to make prepayments in respect of the Notes and Pari Passu Indebtedness, and all of such Net Cash Proceeds are so used, as provided below (any Net Cash Proceeds described in this clause (ii) being referred to as "EXCESS PROCEEDS").

                 (b) The Company, pursuant to SECTION 9.4 and not later than the end of the 365-day period described in SECTION 11.3(A), shall use all Excess Proceeds to make the prepayment in respect of those Notes as to which the holders have accepted the Company's offer of prepayment under SECTION 9.4 and, on a pro rata basis (according to the respective principal amounts of all Notes and all Pari Passu Indebtedness then outstanding) with such Notes, all then outstanding Pari Passu Indebtedness as to which the holder thereof also requires a prepayment of principal, in an aggregate principal amount of such Notes and any then outstanding Pari Passu Indebtedness, rounded to the nearest multiple of $1,000 nearest to the aggregate amount of such Excess Proceeds.

                 (c) No Helen of Troy Entity will permit any of its Subsidiaries to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company or any Guarantor to make the mandatory prepayments in respect of the Notes required by SECTION 11.3(B).

         11.4.   CHANGE OF BUSINESS.

                 No Helen of Troy Entity will change or will permit any of its Subsidiaries to change in any Material respect the nature of its business or operations from that conducted by Ultimate Parent, the Company and the other Subsidiaries on the date hereof.

         11.5.   TRANSACTIONS WITH AFFILIATES.

                 No Helen of Troy Entity will or will permit any of its Subsidiaries to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than Ultimate Parent, the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of Ultimate Parent's, the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Ultimate Parent, the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         11.6.   MERGER, CONSOLIDATION, ETC.

                 Each Helen of Troy Entity will not and will not permit any Subsidiary to consolidate with or merge with any other Person (other than (i) in the case of Ultimate Parent, one or more Subsidiaries other than the Company, provided that Ultimate Parent shall be the surviving corporation,
(ii) in the case of the Company, one or more Subsidiaries, provided that the Company shall be the survivor or successor, (iii) in the case of any other Helen of Troy Entity, one or more Subsidiaries, provided that such Helen of Troy Entity shall be surviving corporation, except in the case of a merger with the Company, in which case the Company shall be the survivor or successor, and
(iv) in the case of any other Subsidiary, one or more other Subsidiaries or Ultimate Parent) or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                 (a) in the case of a merger or consolidation involving any Helen of Troy Entity, the successor formed by such consolidation or the survivor of such merger shall be a solvent corporation or limited partnership organized and existing under the laws of the United States or any State thereof (including the District of Columbia) or, in the case of a merger involving Ultimate Parent, Bermuda or the United States or any State thereof (including the District of Columbia), or, in the case of a merger involving HOT-Barbados, Barbados or the United States or any State thereof (including the District of Columbia), and, if such successor or survivor is not such corporation or limited partnership, (i) such corporation or limited partnership shall have executed and delivered to each holder of any Notes (x) in the case of a merger or consolidation involving the Company, its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes, (y) in the case of a merger or consolidation involving any other Helen of Troy Entity, its assumption of such Helen of Troy Entity's liability under the guaranty set forth in SECTION 14 and the due and punctual performance and observance of each covenant of such Helen of Troy Entity in this Agreement, and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, provided, however, that nothing in this SECTION 11.6(A) shall be construed to permit a merger of the Company with any other Helen of Troy Entity pursuant to which such other Helen of Troy Entity is the surviving corporation;

                 (b) in the case of a merger or consolidation involving a Helen of Troy Entity other than Ultimate Parent, (i) SECTION 11.3 shall not have been violated thereby, and (ii) the successor formed by such consolidation or the survivor of such merger shall not own any Capital Stock or Indebtedness of the Company or any other Subsidiary, or any Indebtedness of the Guarantors; and

                 (c) in any case, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No conveyance, transfer or lease of substantially all of the assets of Helen of Troy Entity or any Subsidiary shall have the effect of releasing the Company or any Guarantor or any respective successor corporation or limited partnership that shall theretofore have become such in the manner prescribed in this
SECTION 11.6 from its liability under this Agreement or the Notes.

         11.7.   RESTRICTED INVESTMENTS.

                 No Helen of Troy Entity will or will permit any of its Subsidiaries to make or permit to remain outstanding Restricted Investments that in the aggregate at any time exceed 25% of Consolidated Net Worth, provided, however, that Restricted Investments that are not (i) strategic Investments in equity interests in a Person, or (ii) strategic loans to a Person with respect to which Ultimate Parent, the Company or such other Subsidiary making such loan, as the case may be, also has a strategic Investment in equity interests of such Person, shall not in the aggregate at any time exceed 10% of Consolidated Net Worth. As used in this SECTION 11.7, the term "STRATEGIC" shall mean motivated by purposes reasonably related to the business of the Company or Ultimate Parent, and in no event, by speculative purposes.

                 11.8.  TRANSFER OF LICENSES.

                 No Helen of Troy Entity will or will permit any of its Subsidiaries to assign or otherwise transfer any of the Licenses, in whole or in part, to any Person, except that the Company may transfer any of the Licenses to HOT-Barbados if, and only if, (i) at the time of such transfer no Default or Event of Default has occurred and is continuing or would result from such transfer and (ii) at the time of such transfer the Company is a Subsidiary of HOT-Barbados.

12.      EVENTS OF DEFAULT.

                 An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                 (a) the Company or any Guarantor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or purchase or by declaration or otherwise; or

                 (b) the Company or any Guarantor defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                 (c) any Guarantor defaults in the performance of or compliance with any term contained in SECTION 10.6(C), or any Helen of Troy Entity defaults in the performance of or compliance with any term contained in
SECTION 11.1, 11.2, 11.3, 11.4, or 11.6; or

                 (d) the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this SECTION 12), that is applicable to it, and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company or such Guarantor obtaining actual knowledge of such default and (ii) the Company or such Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "NOTICE OF DEFAULT" and to refer specifically to this paragraph (d) of SECTION 12); or

                 (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby or in any writing furnished in connection with the transactions contemplated hereby or thereby, proves to have been false or incorrect in any material respect on the date as of which made; or

                 (f) (i) Ultimate Parent, the Company or any other Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) Ultimate Parent, the Company or any other Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), Ultimate Parent, the Company or any other Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000; or

                 (g)    Ultimate Parent, the Company or any other Subsidiary
(i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate or partnership action for the purpose of any of the foregoing; or

                 (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by Ultimate Parent, the Company or any other Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Ultimate Parent, the Company or any other Subsidiary, or any such petition shall be filed against Ultimate Parent, the Company or any other Subsidiary and such petition shall not be dismissed within 45 days; or

                 (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of Ultimate Parent, the Company and the other Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

                 (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the

PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) Ultimate Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Ultimate Parent or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this SECTION 12(J), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA; or

                 (k) if any of the Licenses shall expire and not be renewed or shall be otherwise terminated.

13.      REMEDIES ON DEFAULT, ETC.

         13.1.   ACCELERATION.

                 (a) If an Event of Default with respect to any Helen of Troy Entity described in paragraph (g) or (h) of SECTION 12 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                 (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company or the Guarantors, declare all the Notes then outstanding to be immediately due and payable.

                 (c)    If any Event of Default described in paragraph (a) or
(b) of SECTION 12 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company or the Guarantors, declare all the Notes held by it or them to be immediately due and payable.

                 Upon any Notes becoming due and payable under this SECTION 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each of the Company and the Guarantors acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company or the Guarantors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company and the Guarantors in the event that the Notes are prepaid or purchased or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

         13.2.   OTHER REMEDIES.

                 If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         13.3.   RESCISSION.

                 At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of SECTION 13.1, the Required Holders by written notice to the Company or the Guarantors, may rescind and annul any such declaration and its consequences if (a) the Company or the Guarantors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to SECTION 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this SECTION 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         13.4.   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                 No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company or the Guarantors under SECTION 17, the

Company or the Guarantors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this SECTION 13, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

14.      GUARANTY.

         14.1.   GUARANTY.

                 The Guarantors hereby irrevocably, absolutely, unconditionally, jointly and severally, guarantee unto the holders of the Notes
(i) the full and prompt payment of the principal of, Make-Whole Amount, if any, interest and all other amounts due with respect to the Notes from time to time outstanding, as and when such amounts shall become due and payable, whether by lapse of time, upon redemption, prepayment or purchase (including, without limitation, any Agreed Put Consideration), by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes or any other amounts due thereunder) in coin or currency of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (ii) the full and prompt payment of any fees and expenses incurred in connection with the Facility, including, without limitation, any Delayed Delivery Fee or Cancellation Fee, (iii) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and this Agreement, and (iv) the full and prompt payment, upon demand by any holder of any Note of all costs and expenses, legal or otherwise (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement or in the protection or enforcement of any rights, privileges or liabilities under this guaranty or in any consultation or action in connection therewith or herewith.

         14.2.   GUARANTY OF PAYMENT AND PERFORMANCE.

                 This is a guaranty of payment and performance and not a guaranty of collection, and the Guarantors hereby waive, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or this Agreement be brought against the Company or that resort be had to any direct or indirect security for the Notes or for this guaranty or any other remedy. Any holder of any Note may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes, or for this guaranty or any other remedy. The liability of the Guarantors hereunder shall in no way be affected or impaired by any acceptance by any holder of any Note of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company or any other Person to any holder of any Note or by any failure, delay, neglect or omission by any holder of any Note to realize upon or protect any such indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such holder.

         14.3.   GENERAL PROVISIONS RELATING TO THE GUARANTY.

                 (a) The Guarantors hereby consent and agree that any holder or holders of any Notes from time to time, with or without any further notice to or assent from any Guarantor may, without in any manner affecting the liability of the Guarantors under this guaranty, and upon such terms and conditions as any such holder or holders may deem advisable:

                        (i) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligations of the Company on the Notes, or waive any default with respect thereto, or waive, modify, amend or change any provision of any other instruments; provided that the procedures, if any, contained in such instruments to extend, modify, change, compromise, release, waive or amend the provisions of the relevant instruments relating to any such indebtedness shall be complied with; or

                        (ii) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; or

                        (iii) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes.

         The Guarantors hereby ratify and confirm any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon them, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantors shall at all times be bound by this guaranty and remain liable hereunder.

                 (b) The Guarantors hereby waive, to the fullest extent permitted by law: (i) notice of acceptance of this guaranty by the holders of the Notes or of the creation, renewal or accrual of any liability of the Company present or future, or of the reliance of such holders upon this guaranty (it being understood that every indebtedness, liability and obligation arising under the Notes or this Agreement shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this guaranty); (ii) demand of payment by any holder of any Note from the Company or any other Person indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and (iii) presentment for the payment by any holder of any Note or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantors. The obligations of the Guarantors under this guaranty and the rights of any holder of any Note to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

                 (c) The obligations of the Guarantors hereunder shall be binding upon each of the Guarantors and its respective successors and assigns, and shall remain in full force and effect irrespective of:

                        (i) the genuineness, validity, regularity or enforceability of the Notes or this Agreement, or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on the Notes or under this Agreement, or the power or authority or the lack of power or authority of the Company to issue the Notes or execute and deliver this Agreement, or to perform any of its obligations thereunder or the existence or continuance of the Company or any other Person as a legal entity; or

                        (ii) any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or this Agreement); or

                        (iii)     any creditors' rights, bankruptcy,
                 receivership or other insolvency proceeding of the Company or any other Person or in respect of the property of the Company or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company or any other Person; or

                        (iv) impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement, or any other instruments; or

                        (v) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

                        (vi) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                        (vii) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement or any instrument relating thereto; or

                        (viii) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Agreement, including this SECTION 14; or

                        (ix) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes or this Agreement, or failure to resort for payment to the Company or to any other Person or to any other guaranty or to any property, security, liens or other rights or remedies; or

                        (x) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes or this Agreement, or the sale, release, substitution or exchange of any security for the Notes; or

                        (xi) any defense whatsoever that the Company or any other Person might have to the payment of the Notes (principal, Make-Whole Amount, if any, or interest or any other amounts due thereunder), other than payment in cash thereof, or to the performance or observance of any of the provisions of this Agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

                        (xii) any act or failure to act with regard to the Notes or this Agreement, or anything which might vary the risk of any Guarantor; or

                        (xiii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of the Guarantors under this guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this guaranty that the obligations of the Guarantors shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of (x) the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and (y) any fee or expense incurred in connection with the Facility including, without limitation, any Delayed Delivery Fee or Cancellation Fee, at the place specified in and all in the manner and with the effect provided in the Notes and this Agreement, as amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement, this guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

                 (d) All rights of any holder of any Note may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this guaranty or to the Company.

                 (e) The Guarantors hereby, jointly and severally, subordinate to the rights of the holders of Notes under this Agreement and the Notes and agree to defer any assertion, until such time as the Notes have been indefeasibly paid in cash in full, of any claim or other rights that they may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantors' obligations under this guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder or holders of Notes against the Company, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the indefeasible cash payment in full of the Notes and all other amounts payable under this Agreement and this guaranty, such amount shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement and this guaranty, whether matured or unmatured. The Guarantors acknowledge that they will receive material direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the agreement set forth in this paragraph is knowingly made in contemplation of such benefits.

                 (f) The Guarantors agree that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors' obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of any Note from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

                 (g) No holder of any Note shall be under any obligation (i) to marshall any assets in favor of any Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (ii) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors' burden, any right to which the Guarantors hereby expressly waive.

15.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         15.1.   REGISTRATION OF NOTES.

                 The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         15.2.   TRANSFER AND EXCHANGE OF NOTES.

                 Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same Series as the Notes so surrendered (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT 1-A or 1-B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered
Note if no interest shall have been paid thereon. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any new Note to any installment or installments of principal previously due and paid upon the Notes surrendered for registration of transfer or exchange. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
SECTION 7.2.

         15.3.   PROHIBITED TRANSFERS

                 Notwithstanding any other provision in this Agreement and provided no Default or Event of Default shall have occurred and be continuing, a holder of any interest in a Note will not sell, transfer, encumber, gift, donate, assign, pledge, grant, convey, hypothecate or otherwise dispose of any interest in a Note, whether voluntary or involuntary, including by operation of law, by court order, by judicial process or by foreclosure, levy or attachment, to any person who is involved in the manufacturing or marketing of personal care products, other than (i) an Institutional Investor of the type described in clause (a) or clause (c) of the definition of "INSTITUTIONAL INVESTOR" set forth in SCHEDULE B, and (ii) any other Person with respect to which such holder has no actual knowledge of involvement by such Person in the manufacturing and marketing of personal care products.

         15.4.   REPLACEMENT OF NOTES.

                 Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                 (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, Prudential or a Prudential Affiliate or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                 (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as the Note lost, stolen, destroyed, or mutilated, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

16.      PAYMENTS ON NOTES.

         16.1.   PLACE OF PAYMENT.

                 Subject to SECTION 16.2, payments of (i) principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes and (ii) any fee or expense incurred in connection with the Facility including, without limitation, any Cancellation Fee or Delayed

Delivery Fee, shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes and such fees and expenses so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         16.2.   HOME OFFICE PAYMENT.

                 So long as Prudential, a Prudential Affiliate or a nominee of either of them shall be the holder of any Note, and notwithstanding anything contained in SECTION 16.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for (x) principal, Make-Whole Amount, if any, and interest and (y) any fee or expense incurred in connection with the Facility including, without limitation, any Cancellation Fee or Delayed Delivery Fee, by the method and at the address specified for such purpose below Prudential's name in SCHEDULE A, or by such other method or at such other address as Prudential or such Prudential Affiliate shall have from time to time specified to the Company or the Guarantors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, Prudential or such Prudential Affiliate shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to SECTION 16.1. Prior to any sale or other disposition of any Note held by Prudential, a Prudential Affiliate or a nominee of either of them, Prudential or such Prudential Affiliate will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to SECTION 15.2. The Company and the Guarantors will afford the benefits of this SECTION 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by Prudential or a Prudential Affiliate under this Agreement and that has made the same agreement relating to such Note as Prudential or such Prudential Affiliate has made in this SECTION 16.2.

17.      EXPENSES, ETC.

         17.1.   TRANSACTION EXPENSES.

                 Whether or not the transactions contemplated hereby are consummated, the Company and the Guarantors will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by Prudential and each holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of Ultimate Parent, the Company or any other Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company and the Guarantors will pay, and will save Prudential and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by Prudential or a Prudential Affiliate). The obligations of the Company and the Guarantors under this SECTION 17.1 are joint and several.

         17.2.   SURVIVAL.

                 The obligations of the Company and the Guarantors under this
SECTION 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                 All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by Prudential or any Prudential Affiliate of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of Prudential or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company or such Guarantor, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding among Prudential, the Company and the Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

19.      AMENDMENT AND WAIVER.

         19.1.   REQUIREMENTS.

                 This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Guarantors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of SECTION 1, 2, 3 (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), 4, 5, 6 or 7 hereof, or any defined term (as it is used therein), will be effective as to Prudential or a Prudential Affiliate unless consented to by Prudential or such Prudential Affiliate in writing, and (b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of SECTION 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of SECTIONS 9, 12(A), 12(B), 13, 14, 19 OR 22.

         19.2.   SOLICITATION OF HOLDERS OF NOTES.

                 (a) Solicitation. The Company and the Guarantors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company and the Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
SECTION 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                 (b) Payment. Neither the Company nor any of the Guarantors will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         19.3.   BINDING EFFECT, ETC.

                 Any amendment or waiver consented to as provided in this
SECTION 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Guarantors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or any Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         19.4.   NOTES HELD BY GUARANTORS, ETC.

                 Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of the other Affiliates of the Company shall be deemed not to be outstanding.

20.      NOTICES.

                 All notices and communications provided for hereunder (other than communications provided for under SECTION 3) shall be in writing and sent
(a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                 (a) if to Prudential or its nominee, to Prudential or such nominee at the address specified for such communications in SCHEDULE A, or at such other address as Prudential or such nominee shall have specified to the Company or the Guarantors in writing,

                 (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company and the Guarantors in writing,

                 (c) if to the Company, to it at 6827 Market Avenue, El Paso, Texas 79915 to the attention of the Chairman of the Board and the Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing,

                 (d) if to the Guarantors (other than Limited Partner), to them at 6827 Market Avenue, El Paso, Texas 79915 to the attention of the Chairman and the Secretary, or at such other address as the Guarantors (other than Limited Partner) shall have specified to the holder of each Note in writing, or

                 (e) if to Limited Partner, at 1325 Airmotive Way, Reno, Nevada 89502 to the attention of the Chairman of the Board and the Secretary, or at such other address as Limited Partner shall have specified to the holder of each Note in writing.

                 Any communication pursuant to SECTION 3 shall be made by the method specified for such communication in SECTION 3, and shall effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and the party receiving the information are parties to the telephone call, and in the case of a telecopier telecommunication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in SCHEDULE A or such other telecopier terminal as the party receiving the information shall specify in writing to the party sending such information.

Except as otherwise specified in this Section, notices under this SECTION 20 will be deemed given only when actually received.

21.      REPRODUCTION OF DOCUMENTS.

                 This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by Prudential at the Initial Closing and by Prudential or a Prudential Affiliate on each Closing Day (except the Notes themselves) and from time to time under the Original Agreement, and (c) financial statements, certificates and other information previously or hereafter furnished to Prudential or any other holder of a Note, may be reproduced by Prudential, such Prudential Affiliate or such other holder, as the case may be, by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Prudential, such Prudential Affiliate or such other holder, as the case may be, may destroy any original document so reproduced. Each of the Company and the Guarantors agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Prudential, such Prudential Affiliate or such other holder, as the case may be, in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This SECTION 21 shall not prohibit the Company, the Guarantors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.      CONFIDENTIAL INFORMATION.

                 For the purposes of this SECTION 22, "CONFIDENTIAL INFORMATION" means information delivered by or on behalf of Ultimate Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by a Purchaser as being confidential information of Ultimate Parent or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by Ultimate Parent or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under SECTION 8.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of Confidential Information delivered to it in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that it may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this SECTION 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which its sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 22), (v) any Person from which it offers to purchase any security of the Company or Ultimate Parent (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this SECTION 22), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 22 as though it were a party to this Agreement. On reasonable request by the Company or Ultimate Parent in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company and Ultimate Parent embodying the provisions of this SECTION 22.

23.      MISCELLANEOUS.

         23.1.   SUCCESSORS AND ASSIGNS.

                 All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         23.2.   PAYMENTS DUE ON NON-BUSINESS DAYS.

                 Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         23.3.   WITHHOLDING TAXES.

                 In the event that, pursuant to SECTION 10.6, the Company or any Guarantor is required to pay any additional amounts in connection with Taxes, the holder of each Note to whom such payments are owed agrees to provide the Company or such Guarantor, from time to time and upon the Company's or such Guarantor's request, written confirmation that such holder is in fact subject to such Taxes.

         23.4.   SEVERABILITY.

                 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         23.5.   CONSTRUCTION.

                 Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         23.6.   COUNTERPARTS.

                 This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         23.7.   BINDING AGREEMENT.

                 When this Agreement is executed and delivered by the Helen of Troy Entities and Prudential, it shall become a binding agreement between the Helen of Troy Entities and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

         23.8.   GOVERNING LAW.

                 THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

         23.9.   ADDITIONAL DEBT.

                 Subject to the terms and provisions hereof (including, but not limited to, SECTION 11.1), the Company may, from time to time, issue and sell additional promissory notes pursuant to agreements which may incorporate by reference all or certain of the provisions of this Agreement. Such incorporation by reference shall not have the effect of constituting such promissory notes as Notes for any purpose, whether for payment, prepayment, purchase or acceleration of the Notes, rescission of such acceleration, or the exercise of any other amendments or waivers of the provisions hereof, or otherwise. Persons who purchase such promissory notes shall not be considered third-party beneficiaries of any of the terms or provisions of this Agreement for any purpose whatsoever.

         23.10.  CONSENT TO JURISDICTION; SERVICE OF PROCESS.

                 (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR ANY OTHER DOCUMENTS OR TRANSACTIONS IN CONNECTION WITH OR RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF THE EXISTING HOLDER, ANY SUBSEQUENT HOLDER OF A NOTE, THE GUARANTORS, OR THE COMPANY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF THE GUARANTORS AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE GUARANTORS AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT

MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                 (b) In the case of the courts of the State of New York or of the United States sitting in the City of New York, State of New York, each of the Guarantors and the Company hereby irrevocably designates, appoints, and empowers CT Corporation System (the "PROCESS AGENT") (which has consented thereto) with offices on the date hereof at 1633 Broadway, New York, New York 10019, as agent to receive for and on behalf of the Company and the Guarantors service of process in the State of New York. Each of the Guarantors and the Company further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the applicable laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of the Company or any Guarantor, as the case may be, and to admit service with respect thereto.

                 (c) Upon service of process being made on the Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to the Company or the Guarantor, as the case may be, by air courier, at its address set forth in SECTION 20, or to such other address as the Company or such Guarantor, as the case may be, may notify the Process Agent in writing. Service upon the Process Agent as aforesaid shall be deemed to be personal service on the Company or the Guarantor, as the case may be, and shall be legal and binding upon the Company or such Guarantor, as the case may be, for all purposes, notwithstanding any failure of the Process Agent to mail copies of such legal process thereto, or any failure on the part of the Company or such Guarantor, as the case may be, to receive the same.

                 (d) Each of the Guarantors and the Company agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for the Company or the Guarantors to receive service of process in the County of New York on its behalf or the Company or any Guarantor shall have changed its address, as the case may be, without notification thereof to the Process Agent, the Company or such Guarantor, as the case may be, immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the City of New York, New York and advise Purchaser, or any subsequent holder of a Note, thereof, or shall notify the Process Agent of its then current correct address.

                 (e) Nothing contained in this section shall preclude Purchaser, or any subsequent holder of a Note, from bringing any legal suit, action or proceeding against the

Company or any Guarantor in the courts of any jurisdiction where the Company or such Guarantor or any of its property or assets may be found or located.

         23.11.  MAXIMUM INTEREST PAYABLE.

                 The Company, the Guarantors, each Purchaser and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any Guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this SECTION 23.11 shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by a Purchaser or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such Purchaser or holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such Purchaser or holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "INTEREST" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated, and "MAXIMUM RATE" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]

EXECUTED as of December 31, 1996.

                                  HELEN OF TROY TEXAS
                                  CORPORATION, a Texas corporation


                                  By:
                                     -------------------------------------------
                                     Sam L. Henry
                                     Senior Vice President, Finance


                                  HELEN OF TROY LIMITED,
                                           a Bermuda company


                                  By:
                                     -------------------------------------------
                                     Sam L. Henry
                                     Senior Vice President, Finance


                                  HELEN OF TROY LIMITED,
                                           a Barbados company


                                  By:
                                     -------------------------------------------
                                     Sam L. Henry
                                     Senior Vice President, Finance


                                  HELEN OF TROY NEVADA
                                  CORPORATION, a Nevada corporation


                                  By:
                                     -------------------------------------------
                                     Sam L. Henry
                                     Vice President

                                  HOT NEVADA INC., a Nevada corporation


                                  By:
                                     -------------------------------------------
                                     Gary B. Abramovitz
                                     President


                                  HELEN OF TROY L.P.,
                                  a Texas limited partnership

                                  By:      HELEN OF TROY NEVADA
                                           CORPORATION, a Nevada
                                           corporation, its General Partner


                                  By:
                                     -------------------------------------------
                                     Sam L. Henry
                                     Vice President


                                  THE PRUDENTIAL INSURANCE
                                  COMPANY OF AMERICA


                                  By:
                                     -------------------------------------------
                                     Name:   Jay D. Squiers
                                     Title:  Vice President

                                                                      SCHEDULE A

                              INFORMATION SCHEDULE


                                                                    Principal Amount
                                                                     of Notes to be          Denominations
 Name and Address of Purchaser                   Series                 Purchased               of Notes
 -----------------------------                   ------             ----------------         --------------
 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA     1996-A                $40,000,000       $38,000,000 (No. R-1)
                                                                                         $ 2,000,000 (No. R-2)
 (1)  (a)  All payments with respect to Series
           1996-A Note No. R-1 by wire
           transfer of immediately available
           funds to:

           Account No. 890-0304-391
           The Bank of New York
           New York, New York

           (ABA No.: 021-000-018)

           Each such wire transfer shall set
           forth the name of the Company, a
           reference to "7.01% Guaranteed
           Senior Notes, Series 1996-A, due
           January 5, 2008, Security No.
           !INV5275!" and the due date and
           application (as among principal,
           interest and Make-Whole Amount) of
           the payment being made.



      (b)  All payments with respect to Series
           1996-A Note No. R-2 by wire
           transfer of immediately available
           funds to:

           Account No. 890-0304-944
           The Bank of New York
           New York, New York

           (ABA No.: 021-000-018)

           Each such wire transfer shall set
           forth the name of the Company, a
           reference to "7.01% Guaranteed
           Senior Notes, Series 1996-A , due
           January 5, 2008, Security No.
           !INV5276!" and the due date and
           application (as among principal,
           interest and Make-Whole Amount) of
           the payment being made.

 (2)  All notices of payments and written
      confirmations of such wire transfers:

      The Prudential Insurance Company of
      America
      c/o Prudential Capital Group
      Three Gateway Center
      12th Floor
      100 Mulberry Street
      Newark, New Jersey 07102
      Attention: Investment Operations
           Group
      (Attention: Manager)

 (3)  All other communications:

      The Prudential Insurance Company of
      America
      c/o Prudential Capital Group
      Texas Commerce Tower
      2200 Ross Avenue, Suite 4200E
      Dallas, Texas 75201
      Attention: Managing Director

 (4)  Taxpayer Identification No.:
      22-1211670

 (5)  Recipient of Telephonic or Facsimile
      Prepayment Notices:

      Manager, Investment Structure and
      Pricing
      (201) 802-6660


 (6)  Authorized Officers
           R.A. Walker
           Steven D. Arnold
           Robert G. Gwin
           Randall M. Kob
           Jay D. Squiers

      HELEN OF TROY L.P.

      (1)  Address for Notices:

           Helen of Troy L.P.
           c/o Helen of Troy Nevada
           Corporation
           6829 Market Avenue
           El Paso, Texas 79915
           Attention: Chief Financial Officer

      (2)  Receipt of Telephonic or Facsimile
           Notices
           Chief Financial Officer
           (915) 774-4793

      (3)  Authorized Officers:

                                                                      SCHEDULE B

                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ACCEPTANCE" shall have the meaning specified in SECTION 3.6.

         "ACCEPTANCE DAY" shall have the meaning specified in SECTION 3.6.

         "ACCEPTANCE WINDOW" shall have the meaning specified in SECTION 3.6.

         "ACCEPTED NOTE" shall have the meaning specified in SECTION 3.6.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any Subsidiary of such first Person or any corporation, partnership, limited liability company or other business entity of which such first Person and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as a general partner of such Person or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of Ultimate Parent.

         "AGREED PUT CONSIDERATION" shall mean, as of the date of purchase pursuant to SECTION 9.6 of the Notes held by the holder of any Note upon the exercise by such holder of its Right to Put, the sum of (i) the outstanding aggregate principal amount of the Notes held by such holder on such date, plus
(ii) all accrued and unpaid interest to such date on such Notes, plus (iii) the Make-Whole Amount as of such date with respect to each such Note.

         "ASSET SALE" means any conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale-Leaseback Transaction or by way of merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary; (b) all or substantially all of the properties of any division or line of business of Ultimate Parent or any Subsidiary; or (c) any other properties (other than (i) transfers of cash or cash equivalents, (ii) any sale of inventory in the ordinary course of business, (iii) any transfer of properties that is made in compliance with the provisions of SECTIONS 11.6(A) and 11.6(C), (iv) any transfer of properties of any Subsidiary other than the Company to Ultimate Parent or any other Wholly-Owned Subsidiary, (v) any transfer of Licenses permitted pursuant to SECTION 11.8, (vi) sales of damaged, worn-out or obsolete equipment that, in Ultimate Parent's reasonable judgment, are either no longer used or no longer useful in the business of Ultimate Parent or its Subsidiaries, or (vii) any transfer of the Hong Kong Office Space).

         "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, the chief executive officer, the chief financial officer and any vice president of General Partner designated as an "AUTHORIZED OFFICER" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the chief executive officer or chief financial officer of General Partner and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "AUTHORIZED OFFICER" in SCHEDULE A or any officer of Prudential designated as its "AUTHORIZED OFFICER" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

         "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in
SECTION 3.1.

         "BARBADOS GUARANTY" shall have the meaning specified in the recitals to this Agreement.

         "BUSINESS DAY" means (a) for the purposes of SECTION 9.10 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, (b) for the purposes of
SECTION 3.3 only, any day other than a Saturday, a Sunday, a day on which commercial banks in El Paso, Texas or New York, New York are required or authorized to be closed, or a day on which Prudential is not open for business, and (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in El Paso, Texas or New York, New York are required or authorized to be closed.

         "CANCELLATION DATE" shall have the meaning specified in SECTION 3.9.3.

         "CANCELLATION FEE" shall have the meaning specified in SECTION 3.9.3.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

         "CHANGE IN CONTROL" means the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of beneficial ownership of issued and outstanding shares of Voting Stock of the Company, General Partner or Ultimate Parent, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then issued and outstanding Voting Stock of the Company, General Partner or Ultimate Parent, as the case may be, provided, that in determining whether such direct or indirect beneficial ownership or power has been acquired by any person or any group, all members of, or Affiliates of any of, the Current Control Group, shall be deemed not to be persons or members of such acquiring group.

As used in this definition, "CURRENT CONTROL GROUP" means (i) (a) Gerald J. Rubin, (b) Aaron M. Shenkman, and (c) Sam L. Henry, (ii) the spouse, children and lineal descendants of Gerald J. Rubin or (iii) the estate of, or any trust for the benefit of, any of Gerald J. Rubin or the persons described in clause
(ii).

         "CLOSING DAY" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted Note is less than five Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and
(ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to SECTION 3.8, the Closing Day for such Accepted Note, for all purposes of this Agreement except SECTION 3.9.3, shall mean the Rescheduled Closing Day with respect to such Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means Helen of Troy L.P., a Texas limited partnership.

         "CONFIDENTIAL INFORMATION"  is defined in SECTION 22.

         "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in
SECTION 3.6.

         "CONSOLIDATED INDEBTEDNESS" means all Indebtedness of Ultimate Parent and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET EARNINGS" means for any period, net earnings (or loss) after income taxes of Ultimate Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, but not including in such net earnings (or loss) the following:

         (a) any extraordinary gain or loss arising from the sale of capital assets;

         (b) any extraordinary gain or loss arising from any write-up or write-down of assets;

         (c) net earnings of any Person in which Ultimate Parent or any Subsidiary shall have an ownership interest other than a Subsidiary unless such net earnings (or any portion thereof) shall have actually been received by Ultimate Parent or such Subsidiary in the form of cash distributions;

         (d) earnings or losses of any Subsidiary accrued prior to the date it became a Subsidiary;

         (e) any portion of the net earnings of any Subsidiary that by reason of any contract or charter restriction or applicable law or regulation (or in the good faith judgment of the Board of Directors of Ultimate Parent for any reason) is unavailable for payment of dividends or similar distributions to Ultimate Parent or any of its Subsidiaries;

         (f) the earnings or losses of any Person acquired by Ultimate Parent or any Subsidiary through purchase, merger, consolidation or otherwise, or the earnings or losses of any Person substantially all of whose assets have been acquired by Ultimate Parent or any of its Subsidiaries, for any period prior to the date of such acquisition;

         (g) any gain arising from the acquisition of any Securities of Ultimate Parent or any of its Subsidiaries; and

         (h) any other extraordinary gains or losses or any other gain or loss arising from an event or transaction that is unusual in nature and infrequent in occurrence (but which otherwise does not constitute an extraordinary item under GAAP) and which GAAP requires to be reported as a separate component of revenues and expenses from continuing operations.

     The above determination of net earnings (or loss) shall be made without giving effect to any allocation thereof to any minority interest in respect of Ultimate Parent or any of its Subsidiaries.

         "CONSOLIDATED NET WORTH" means, at any time, shareholders' equity of Ultimate Parent as set forth in its consolidated balance sheet, determined in accordance with GAAP.

         "CONSOLIDATED TOTAL ASSETS" means the total assets of Ultimate Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, Consolidated Net Worth plus Consolidated Indebtedness.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means, with respect to a particular Series of Notes, that rate of interest per annum that is equal to the lesser of (i) the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (b) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its "BASE" or "PRIME" rate or (ii) the maximum rate permitted by applicable law.

         "DELAYED DELIVERY FEE" shall have the meaning specified in SECTION
3.9.2.

         "EBITDA" means for any period, subject to the final sentence of
SECTION 11.1(B), the sum of (a) Consolidated Net Earnings for such period and
(b) the amount of all consolidated interest charges, depreciation, amortization and taxes, but only to the extent deducted in the determination of Consolidated Net Earnings for such period.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in SECTION 12.

         "EXCESS PROCEEDS" is defined in SECTION 11.3.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FACILITY" shall have the meaning specified in SECTION 3.1.

         "FACILITY FEE" shall have the meaning specified in SECTION 3.9.1.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GENERAL PARTNER" shall have the meaning specified in the introductory paragraph of this Agreement.

         "GOVERNMENTAL AUTHORITY"  means

         (a)  the government of

                          (i) the United States of America or any State or other political subdivision thereof, or

                          (ii) Bermuda, any political subdivision thereof or any other jurisdiction in which Ultimate Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of Ultimate Parent or any Subsidiary, or

                          (iii) Barbados, any political subdivision thereof or any other jurisdiction in which Ultimate Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of Ultimate Parent or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTORS" means Ultimate Parent, HOT-Barbados, HOT-Texas, General Partner and Limited Partner; "GUARANTOR" shall mean any one of the aforementioned entities.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation;

         (d)  as a general partner of a partnership, or

         (e) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

         "HELEN OF TROY ENTITIES" means Ultimate Parent, HOT-Barbados, HOT-Texas, General Partner, Limited Partner and the Company.

         "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
SECTION 15.1.

         "HONG KONG OFFICE SPACE" means a specific property consisting of approximately 12,000 square feet of office space located at 408 Silvercord Tower II, 30 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, owned by Helen of Troy (Far East) Limited through condominium ownership or any other property that would be deemed to constitute a Replacement Asset (assuming the transfer of the Hong Kong Office Space were considered an Asset Sale).

         "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

         "HOT-BARBADOS" shall have the meaning specified in the introductory paragraph of this Agreement.

         "HOT-TEXAS" shall have the meaning specified in the introductory paragraph of this Agreement.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f)  Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INITIAL CLOSING"  shall have the meaning specified in SECTION 2.2.

         "INITIAL DATE OF CLOSING" shall have the meaning specified in SECTION 2.2.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INVESTMENTS" has the meaning ascribed to it in the definition of "RESTRICTED INVESTMENT."

         "ISSUANCE PERIOD" shall have the meaning specified in SECTION 3.2.

         "LICENSES" means, collectively, the Revlon Licenses and the Vidal Sassoon Agreements, or any rights thereunder.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "LIMITED PARTNER" shall have the meaning specified in the introductory paragraph of this Agreement.

         "MAKE-WHOLE AMOUNT" is defined in SECTION 9.10.
         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of Ultimate Parent and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of Ultimate Parent and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Guarantor to perform its respective obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MULTIEMPLOYER PLAN" means any Plan that is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Ultimate Parent or any Subsidiary), net of (i) brokerage commissions and other reasonable and necessary fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to said Asset Sale, and (ii) amounts required to be paid and that have been paid in respect of, or amounts required to be pledged and that are pledged to secure, Indebtedness owed to any Person (other than Ultimate Parent or any Subsidiary) owning a beneficial interest in the properties subject to the Asset Sale.

         "NOTEHOLDERS' SHARE" is defined in SECTION 9.4.

         "NOTES" means all outstanding Series 1996-A Notes and Shelf Notes.

         "NOTICE OF SALE" is defined in SECTION 9.6.

         "OFFICER'S CERTIFICATE" means (i) a certificate of a Senior Financial Officer or of any other officer of Ultimate Parent, the Company or any other Subsidiary, as applicable, whose responsibilities extend to the subject matter of such certificate, and (ii) as required with respect to the Facility, a certificate signed in the name of the Company by an Authorized Officer of the Company.

         "ORIGINAL NOTE AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

         "ORIGINAL NOTES" shall have the meaning specified in the recitals to this Agreement.

         "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PERMITTED CREDIT FACILITY INDEBTEDNESS" means unsecured Indebtedness of the Company under a revolving credit, line of credit or similar facility and outstanding in an aggregate principal amount of not more than $10,000,000 at any time.

         "PLAN" means an "EMPLOYEE BENEFIT PLAN" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by Ultimate Parent or any ERISA Affiliate or with respect to which Ultimate Parent or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means (i) any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation, and (ii) any class of equity interest of a partnership or other business entity that is preferred over any other class of equity interest of such partnership or other business entity as to the payment of distributions or the payment of any amount upon liquidation or dissolution of such partnership or other business entity.

         "PROCESS AGENT" is defined in SECTION 23.10(B).

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, any interest in real, personal or mixed property or assets of any kind, tangible or intangible, choate or inchoate.

         "PRUDENTIAL" shall have the meaning specified in the introductory paragraph to this Agreement.

         "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

         "PURCHASER" shall mean, with respect to any Accepted Notes the Person, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes, and, with respect to any Series 1996-A Notes, the holder(s) of such Notes.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REPLACEMENT ASSETS" is defined in SECTION 11.3.

         "REQUEST FOR PURCHASE" shall have the meaning specified in SECTION
3.4.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 50.1% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by Ultimate Parent or any of its Affiliates).

         "RESCHEDULED CLOSING DAY" shall have the meaning specified in SECTION 3.8.2.

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of Ultimate Parent, the Company or any other Subsidiary, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENT" shall mean (a) all investments made in cash or by delivery of property by Ultimate Parent and its Subsidiaries, in any Person, whether by acquisition of stock, Indebtedness or other obligation or security, or by loan, advance, capital contribution, or otherwise, and (b) all Guarantees by Ultimate Parent and its Subsidiaries of the obligations of any Person (the foregoing items being herein "INVESTMENTS"), except the following:

         (i) Investments in one or more Subsidiaries or any Person which concurrently with such Investment becomes a Subsidiary;

         (ii) Investments in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in any case maturing within three years after the acquisition thereof;

         (iii) Investments in bankers' acceptances, certificates of deposits or time deposits issued or accepted by any commercial bank organized under the laws of the United States of America, any state thereof, or the District of Columbia, and having combined capital, surplus and undivided profits of at least $1,000,000,000, and having (or having parent holding company that has) outstanding short-term debt rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group and long-term debt rated at least A by Moody's Investors Service, Inc. or Standard & Poor's Rating Group;

         (iv) Investments in commercial paper rated in one of the two highest rating categories by Moody's Investors Service, Inc. or by Standard & Poor's Rating Group and maturing not more than 270 days from the date of creation thereof; and

         (v) Investments in money market mutual funds that are classified as current assets in accordance with generally accepted accounting principles and that invest solely in Investments described in clauses (ii), (iii) and
     (iv) and of this definition maturing not more than one year after the acquisition thereof, which funds are managed by Persons having, or who are members of holding companies having, capital and surplus in excess of $100,000,000.

         "REVLON LICENSES" means (i) the North American Appliance License Agreement by and between the Company and Revlon Consumer Products Corporation dated September 30, 1992, as amended on March 18, 1993 and on December 30, 1993, and (ii) the North American Comb and Brush License Agreement by and between the Company and Revlon Consumer Products Corporation dated September 30, 1992, as amended on March 18, 1993 and on December 30, 1993, as any of the same may be transferred to HOT-Barbados pursuant to SECTION 11.8.

         "RIGHT TO PUT" is defined in SECTION 9.6.

         "SALE-LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of Ultimate Parent, General Partner or any other Subsidiary.

         "SERIES" shall have the meaning specified in SECTION 1.2.

         "SERIES 1996-A NOTES" shall have the meaning specified in SECTION 1.1.

         "SHELF NOTES" shall have the meaning specified in Section 1.2.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or Voting Stock to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "SUBSIDIARY" is a reference to a Subsidiary of Ultimate Parent and, in any event, includes the Company, HOT-Texas, General Partner, Limited Partner and HOT-Barbados.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TAXES" is defined in SECTION 10.6.

         "TRIGGER AMOUNT" is defined in SECTION 11.3.

         "ULTIMATE PARENT" shall have the meaning specified in the introductory paragraph of this Agreement.

         "VIDAL SASSOON AGREEMENTS" means (i) the Amended License Agreement dated December 22, 1982 by and between the Company and Richardson-Vicks Inc., as amended on February 28, 1994, (ii) the Amended License Agreement (Canada) dated December 22, 1982 by and between the Company and Richardson-Vicks Inc., as amended on February 28, 1994, and (iii) the Brush License Agreement dated December 18, 1985 by and between the Company and Richardson-Vicks Inc., as amended on February 28, 1994, as any of the same may be transferred to HOT-Barbados pursuant to SECTION 11.8.

         "VOTING STOCK" shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions in the case of business entities other than corporations).

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and Voting Stock of which is owned by any one or more of Ultimate Parent and Ultimate Parent's other Wholly-Owned Subsidiaries at such time.

                                                                     EXHIBIT 1-A

                          [FORM OF SERIES 1996-A NOTE]


                               HELEN OF TROY L.P.

        7.01% GUARANTEED SENIOR NOTE, SERIES 1996-A, DUE JANUARY 5, 2008

No. R-_____                                                               [Date]
$[_______]                                                       PPN 423088 A@ 2

         FOR VALUE RECEIVED, the undersigned, HELEN OF TROY L.P. (herein called the "COMPANY"), a limited partnership organized and existing under the laws of the State of Texas, hereby promises to pay to [______________________], or registered assigns, the principal sum of [_______________________________] DOLLARS on January 5, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.01% per annum, from the date hereof, payable quarterly, on the fifth day of January, April, July and October in each year, commencing with the January 5, April 5, July 5 or October 5 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) the greater of (x) 9.01% or
(y) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its "BASE" or "PRIME" rate, or (ii) the maximum rate permitted by applicable law.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement referred to below.

         This Note is one of a series of Guaranteed Senior Notes (herein, together with the Guaranteed Senior Notes of all other series, called the "NOTES") issued pursuant to an Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement, dated as of December 31, 1996 (as from time to time amended, the "NOTE AGREEMENT"), among the Company, Helen of Troy Limited, a Bermuda company, Helen of Troy Limited, a Barbados company, Helen of Troy Texas Corporation, a Texas corporation, Helen of Troy Nevada Corporation, a Nevada corporation, HOT Nevada Inc., a Nevada corporation, and The Prudential Insurance Company of America and is




                                     1-A-1
entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in SECTION 22 of the Note Agreement.

         This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series 1996-A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note and the holder hereof are entitled, equally and ratably with the holders of all other Notes guaranteed by the Guarantors (as defined in the Note Agreement) pursuant to SECTION 14 of the Note Agreement to all benefits provided for thereby or referred to therein, to which Section reference is hereby made for a statement of such benefits.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

         The Company, the Guarantors, The Prudential Insurance Company of America and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of SECTION 23.11 of the Note Agreement shall control over any contrary provision of this Note.





                                     1-A-2

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.


                                  HELEN OF TROY L.P.,
                                  a Texas limited partnership

                                  By:      HELEN OF TROY NEVADA
                                           CORPORATION,  a Nevada
                                           corporation, its general partner


                                           By
                                             -----------------------------------
                                                   [Vice] President





                                     1-A-3

                                                                     EXHIBIT 1-B

                              [FORM OF SHELF NOTE]


                               HELEN OF TROY L.P.


      ________% GUARANTEED SENIOR NOTE, SERIES _______, DUE _____________


No. R-___                                                                [Date]
$[_______]                                                   PPN [____________]

ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL INSTALLMENT DATES AND AMOUNTS:

            FOR VALUE RECEIVED, the undersigned, HELEN OF TROY L.P. (herein called the "COMPANY"), a limited partnership organized and existing under the laws of the State of Texas, hereby promises to pay to ____________________, or registered assigns, the principal sum of ______________________________________
DOLLARS [ON THE FINAL MATURITY DATE SPECIFIED ABOVE] [, PAYABLE IN INSTALLMENTS ON THE PRINCIPAL INSTALLMENT DATES AND IN THE AMOUNTS SPECIFIED ABOVE, AND ON THE FINAL MATURITY DATE SPECIFIED ABOVE IN AN AMOUNT EQUAL TO THE UNPAID BALANCE OF THE PRINCIPAL HEREOF,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof from the date hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Make-Whole Amount (as defined in the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement referred to below), payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) the greater of ___%(1) or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its "BASE" or "PRIME" rate, or (ii) the maximum rate permitted by applicable law.





---------------
     (1) Interest rate plus 2%.

                                     1-B-1

            Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the office of The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement referred to below.

            This Note is one of a series of Guaranteed Senior Notes (herein, together with the Guaranteed Senior Notes of all other series, called the "NOTES") issued pursuant to an Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement, dated as of December 31, 1996 (herein called the "NOTE AGREEMENT"), among the Company, Helen of Troy Limited, a Bermuda company, Helen of Troy Limited, a Barbados company, Helen of Troy Texas Corporation, a Texas corporation, Helen of Troy Nevada Corporation, a Nevada corporation, HOT Nevada, Inc., a Nevada corporation, and The Prudential Insurance Company of America and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in SECTION 22 of the Note Agreement.

            This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Series [___] Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                    This Note and the holder hereof are entitled, equally and ratably with the holders of all other Notes guaranteed by the Guarantors (as defined in the Note Agreement) pursuant to SECTION 14 of the Note Agreement to all benefits provided for thereby or referred to therein, to which Section reference is hereby made for a statement of such benefits.

            [THE COMPANY AGREES TO MAKE REQUIRED PREPAYMENTS OF PRINCIPAL ON THE DATES AND IN THE AMOUNTS SPECIFIED IN THE NOTE AGREEMENT.] [THIS NOTE IS [ALSO] SUBJECT TO OPTIONAL PREPAYMENT, IN WHOLE OR FROM TIME TO TIME IN PART, ON THE TERMS SPECIFIED IN THE NOTE AGREEMENT.]

            In case an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

                    The Company, the Guarantors, The Prudential Insurance Company of America and the registered holder of this Note specifically intend and agree to limit contractually the amount





                                     1-B-2
of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of SECTION 23.11 of the Note Agreement shall control over any contrary provision of this Note.

            THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

                             HELEN OF TROY L.P.,
                             a Texas limited partnership

                             By:     HELEN OF TROY NEVADA
                                     CORPORATION, a Nevada
                                     corporation, its general partner

                             By
                                ------------------------------------------------
                                     [Vice] President





                                     1-B-3

                                                                       EXHIBIT 2


                         [FORM OF REQUEST FOR PURCHASE]

                               HELEN OF TROY L.P.


                    Reference is made to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement (the "AGREEMENT"), dated as of December 31, 1996 among Helen of Troy L.P. (the "COMPANY"), the other Helen of Troy Entities (as defined therein) and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

                    Pursuant to SECTION 3.4 of the Agreement, the Company hereby makes the following Request for Purchase:


            1.      Aggregate principal amount of
                    the Notes covered hereby
                    (the "NOTES")  ...................  $__________

            2.      Individual specifications of the Notes:

                                  Principal
                    Final         Installment        Interest
Principal           Maturity      Dates and          Payment
Amount              Date          Amounts            Period(1)
--------------------------------------------------------------


         3.      Use of proceeds of the Notes:

         4.      Proposed day for the closing of the purchase and sale of the
                 Notes:





---------------

 (1) Specify quarterly or semi-annual.

         5.      The purchase price of the Notes is to be transferred to:

                                                            Name and
           Name and Address       Number of                 Telephone No.
               of Bank            Account                   of Bank Officer
         ---------------------    -----------               ---------------




         6. The Company certifies (a) that the representations and warranties contained in SECTION 6 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.



Dated:


                                  HELEN OF TROY L.P., a
                                  Texas limited partnership

                                  By:      HELEN OF TROY NEVADA
                                           CORPORATION, a Nevada
                                           corporation, its general partner


                                  By
                                    --------------------------------------------
                                                Authorized Officer

                                                                       EXHIBIT 3


                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                               HELEN OF TROY L.P.


                 Reference is made to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement (the "AGREEMENT"), dated as of December 31, 1996 among Helen of Troy L.P. (the "COMPANY"), the other Helen of Troy Entities (as defined therein) and The Prudential Insurance Company of America. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

                 Each of the undersigned institutions which is named below as a Purchaser of any Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in SECTION 7 of the Agreement, and agrees to be bound by the provisions of SECTIONS 3.6 and 3.8 of the Agreement relating to the purchase and sale of such Accepted Notes.

                 Pursuant to SECTION 3.6 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

 I.      Aggregate principal amount $____________


                 (A)   (a) Name of Purchaser:
                       (b) Principal amount:
                       (c) Final maturity date:
                       (d) Principal installment dates and amounts:
                       (e) Interest rate:
                       (f) Interest payment period:

                 (B)   (a) Name of Purchaser:
                       (b) Principal amount:
                       (c) Final maturity date:
                       (d) Principal installment dates and amounts:
                       (e) Interest rate:
                       (f) Interest payment period:

             [(C),(D) ....: SAME INFORMATION AS TO ANY OTHER PURCHASER]

II.      Closing Day:

III.     Facility Fee:





Dated:

                                  HELEN OF TROY L.P., a
                                  Texas limited partnership

                                  By:      HELEN OF TROY NEVADA
                                           CORPORATION, a Nevada
                                           corporation, its general partner


                                           By
                                             -----------------------------------
                                           Title:


                                  THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA


                                  By
                                    ------------------------------------------
                                          Vice President



                                  [SIGNATURE BLOCK FOR EACH NAMED PURCHASER
                                  OTHER THAN PRUDENTIAL]

                                                                  EXHIBIT 4.4(A)


                    FORM OF OPINION OF UNITED STATES COUNSEL
                         TO THE HELEN OF TROY ENTITIES


                 [SAME AS JANUARY 1996 OPINION EXCEPT FOR
                 CHANGES IN NAMES OF DOCUMENTS, ADDITION OF
                 OTHER HELEN OF TROY ENTITIES AND MATTERS OF
                 NEVADA CORPORATE LAW]

                                                                  EXHIBIT 4.4(B)


                       FORM OF OPINION OF BERMUDA COUNSEL
                               TO ULTIMATE PARENT


                 [SAME AS JANUARY 1996 OPINION EXCEPT FOR
                 CHANGES IN NAMES OF DOCUMENTS.]

                                                                  EXHIBIT 4.4(C)


                      FORM OF OPINION OF BARBADOS COUNSEL
                                TO HOT-BARBADOS



                 [SAME AS JANUARY 1996 OPINION EXCEPT FOR
                 CHANGES IN NAMES OF DOCUMENTS.]

                                                                     EXHIBIT 9.6


                             FORM OF NOTICE OF SALE


                          [LETTERHEAD OF NOTE HOLDER]


Helen of Troy L.P.
c/o Helen of Troy Nevada Corporation
6827 Market Avenue
El Paso, Texas  79915
Attn:  Chief Financial Officer

Gentlemen:

                 Reference is made to the Amended and Restated Note Purchase, Guaranty and Master Shelf Agreement, dated as of December 31, 1996 (the "NOTE AGREEMENT"; the capitalized terms herein being used herein as therein defined), among Helen of Troy L.P., (the "COMPANY"), the other Helen of Troy Entities (as defined therein) and The Prudential Insurance Company of America. In accordance with SECTION 9.6 of the Note Agreement, the undersigned hereby exercises its Right to Put with respect to all Notes held by it.

                 In the event that the Required Holder(s) give a Notice or Notices of Sale, please transfer, in immediately available funds, on the date specified in the Change of Control Purchase Notice to be given by you pursuant to SECTION 9.6(B) of the Note Agreement, the Agreed Put Consideration with respect to the foregoing exercise of the undersigned's Right to Put.

                 Date:


                                  [NAME OF HOLDER OF NOTES]


                                  By:
                                     -------------------------------------------
                                  Name:
                                  Title:





                                       1